OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Comerica Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Comerica Incorporated

Proxy Statement and Notice of
2007 Annual Meeting of Shareholders

Comerica Incorporated
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

April 11, 2007

Dear Shareholder,

It is our pleasure to invite you to attend the 2007 Annual Meeting of Shareholders of Comerica Incorporated at 9:30 a.m., Central Time, on Tuesday, May 15, 2007 at the Nasher Sculpture Center, 2001 Flora Street, Dallas, Texas. Registration will begin at 8:30 a.m. Central Time. A map showing the location of the Annual Meeting is on the back cover of the accompanying Proxy Statement.

If you are unable to attend, you can still listen to an audio webcast of the Annual Meeting. If you choose to listen to the webcast, go to the Investor Relations section of our website at www.comerica.com shortly before the Annual Meeting time and follow the instructions provided. You also may listen to a replay of the webcast on our site beginning the afternoon of May 15, 2007.

The Annual Report, which we mailed to you, summarizes Comerica’s major developments during 2006 and includes the 2006 consolidated financial statements.

Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. You may also vote by telephone or by the Internet by following the instructions for using the automated telephone and Internet voting systems provided on the proxy card.

Sincerely,

Ralph W. Babb, Jr.
Chairman and Chief Executive Officer

PROXY STATEMENT

i

COMERICA INCORPORATED
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2007

Date:	May 15, 2007

Time:	9:30 a.m., Central Time

Place:	Nasher Sculpture Center 2001 Flora Street, Dallas, Texas 75201

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders to:

1.	Elect five Class II Directors for three-year terms expiring in 2010 or upon the election and qualification of their successors;

2.	Ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2007;

3.	Vote on a proposal submitted by a shareholder for Comerica to prepare a sustainability report disclosing Comerica’s social and environmental practices. This proposal is opposed by our Board of Directors; and

4.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is March 16, 2007 (the “Record Date”). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. Comerica mailed this Notice of Annual Meeting to those shareholders. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

Comerica will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders at the Annual Meeting and, for 10 days prior to the Annual Meeting, during regular business hours at the offices of the Comerica Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.

If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting. See “Questions and Answers” in the Proxy Statement for a discussion of the difference between a shareholder of record and a street name holder.

ii

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system (for shares held in your own name or in Comerica’s employee benefit and stock purchase plans), or by using the Internet voting system (for shares held in your own name or in Comerica’s employee benefit and stock purchase plans). You will find instructions for voting by telephone and by the Internet on the enclosed proxy card.

By Order of the Board of Directors,

Jon W. Bilstrom
Executive Vice President — Governance, Regulatory Relations and Legal Affairs, and Corporate Secretary

April 11, 2007

iii

Comerica Incorporated
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

2007 PROXY STATEMENT

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Comerica’s Board of Directors is soliciting this proxy. All references in this Proxy Statement to “you” will mean you, the shareholder, and to “yours” will mean the shareholder’s or shareholders’, as appropriate.

What is a proxy statement?

A proxy statement is a document the United States Securities and Exchange Commission (the “SEC”) requires to explain the matters on which you are asked to vote on the proxy card and to disclose certain related information. This Proxy Statement and accompanying proxy card were first mailed to the shareholders on or about April 11, 2007.

Who can vote?

Only record holders of Comerica’s common stock at the close of business on March 16, 2007, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote for each share of common stock owned, on each matter presented for a vote at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using the method described below under “How can I vote?”.

How can I vote?

You can vote in person, by telephone, by the Internet, or by using the enclosed proxy card. To vote by proxy, sign, date and return the enclosed proxy card. To vote by using the automated telephone voting system or the Internet voting system, your shares must be held in your name, and not in the name of a brokerage firm, bank or other nominee, and you must follow the instructions on the enclosed proxy card. If you return your signed proxy card to Comerica before the Annual Meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by:

(1)	delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226;

(2)	submitting another proxy that is properly signed and later dated;

(3)	voting in person at the Annual Meeting (but only if the shares are registered in Comerica’s records in your name and not in the name of a brokerage firm, bank or other nominee);

(4)	if you previously voted by telephone, by voting by telephone at a subsequent time; or

(5)	if you previously voted by the Internet, by voting by the Internet at a subsequent time.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.

What is a quorum?

There were 156,336,795 shares of Comerica’s common stock issued and outstanding on the Record Date. A majority of the issued and outstanding shares, or 78,168,398 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

What vote is required?

Directors:  If a quorum exists, the nominees for Class II Director receiving a majority of the votes cast (i.e., the number of shares voted “for” a director nominee exceeds the number of votes cast “against” that nominee) will be elected as Class II Directors. Votes cast will include only votes cast with respect to stock present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not present at the meeting, broker non-votes (described below) and shares voting “abstain” have no effect on the election of directors.

Other Proposals:  If a quorum exists, the proposals to: i) ratify the appointment of independent auditors; and ii) adopt the shareholder proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in question. Therefore, abstentions will have the same effect as voting against the applicable proposal. Broker non-votes (described below) will not be counted in determining the number of shares necessary for approval and, therefore, will have no effect on the outcome of the voting on the applicable proposal.

If you hold your shares in street name and do not provide voting instructions to your brokerage firm, bank or other nominee, your shares will not be voted on any proposal on which your brokerage firm, bank or other nominee does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum. If you do not provide voting instructions to your brokerage firm, bank or other nominee, under New York Stock Exchange Rules, your brokerage firm, bank or other nominee would have discretionary authority to vote your shares with respect to the election of directors and ratification of the appointment of Ernst & Young LLP as independent auditors, but not with respect to the shareholder proposal.

Comerica will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by those properly executed proxies will be voted (i) to elect the nominees for Class II Directors, (ii) to ratify the appointment of Ernst & Young LLP as independent auditors, and (iii) against the shareholder proposal. No other matters are currently scheduled to be presented at the Annual Meeting.

An independent third party, Wells Fargo Bank, N.A., will act as the inspector of the Annual Meeting and the tabulator of votes.

Who pays for the costs of the Annual Meeting?

Comerica pays the cost of preparing and printing the Proxy Statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Georgeson Shareholder Communications Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica’s common stock.

How does the Board select nominees for the Board?

In identifying potential candidates for nomination as directors, the Corporate Governance and Nominating Committee considers the specific qualities and skills of potential directors. Criteria for assessing nominees include a potential nominee’s ability to represent the interests of Comerica’s four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional or educational organizations.

For those proposed director nominees who meet the minimum qualifications, the Corporate Governance and Nominating Committee then assesses the proposed nominee’s specific qualifications, evaluates his or her independence, and considers other factors, including skills, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties.

The Corporate Governance and Nominating Committee utilizes, from time to time, a third-party search firm to provide names and biographies of director candidates for the Corporate Governance and Nominating Committee to consider.

The Corporate Governance and Nominating Committee will consider director nominees proposed by shareholders, as well as other shareholder proposals, provided such proposals comply with Comerica’s applicable procedures as described below.

When are shareholder proposals for the 2008 Annual Meeting due?

To be considered for inclusion in next year’s Proxy Statement, all shareholder proposals must comply with applicable laws and regulations, including SEC Rule 14a-8, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226, and received by December 13, 2007.

Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to propose items of business at an Annual Meeting of Comerica’s shareholders. For the 2008 Annual Meeting of Shareholders, notice must be received by Comerica’s Corporate Secretary no later than the close of business on February 15, 2008 and no earlier than the close of business on January 16, 2008. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year’s Annual Meeting date (i.e., May 15, 2008), Comerica must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date.

For example, if the 2008 Annual Meeting were held on July 17, 2008 (more than 60 days after the one year anniversary of this year’s Annual Meeting) and the public announcement regarding the Annual Meeting date were made on March 16, 2008, we would need to receive your notice no earlier than the close of business on March 19, 2008 and no later than the close of business on April 18, 2008.

Comerica’s bylaws contain additional requirements for shareholder proposals. A copy of Comerica’s bylaws can be obtained by written request to the Corporate Secretary.

How can shareholders nominate persons for election as directors at the 2008 Annual Meeting?

All shareholder nominations of persons for election as directors must comply with applicable laws and regulations, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226.

Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors at an Annual Meeting of Comerica’s Shareholders. For the 2008 Annual Meeting of Shareholders, notice must be received by Comerica’s Corporate Secretary no later than the close of business on February 15, 2008 and no earlier than the close of business on January 16, 2008.

If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year’s Annual Meeting date (i.e., May 15, 2008), or if a special meeting of shareholders is called for the purpose of electing directors, Comerica must receive your notice no earlier than the close of business on the 120th day prior to the meeting date and no later than the close of business on the later of the 90th day prior to the meeting date or the 10th day following the day on which Comerica first made a public announcement of the meeting date (and, in the case of a special meeting, of the nominees proposed by the Board of Directors to be elected at such meeting).

If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

In addition, Article III, Section 12 of the bylaws require a nominee for election or reelection as a director of Comerica to complete and deliver to the Corporate Secretary (in accordance with the time periods described above, in the case of director nominations by stockholders) a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made.

A nominee also must make certain representations and agree that he or she (A) will abide by the requirements of Article III, Section 13 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, he or she will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of Comerica, with his or her fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica.

You may receive a copy of Comerica’s bylaws specifying the advance notice and additional requirements for shareholder nominations requirements by making a written request to the Corporate Secretary of Comerica.

How many of Comerica’s directors are independent?

Comerica’s Board of Directors has determined that 11 of Comerica’s 13 current directors, or 84.6%, are independent. For a discussion of the Board of Directors’ basis for this determination, see the section of this Proxy Statement entitled, “Director Independence and Transactions of Directors with Comerica.”

Does Comerica have a Code of Ethics?

Yes, Comerica has a Code of Business Conduct and Ethics for Employees, which applies to employees and agents of Comerica and its subsidiaries and affiliates, as well as a Code of Business Conduct and Ethics for Members of the Board of Directors. Comerica also has a Senior Financial Officer Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Senior Vice President — Finance, Controller, and Treasurer of Comerica. The Code of Business Conduct and Ethics for Employees, the Code of Business Conduct and Ethics for Members of the Board of Directors and the Senior Financial Officer Code of Ethics are available on Comerica’s website at www.comerica.com. Copies of such codes can also be obtained by written request to the Corporate Secretary.

How many copies of the Annual Report and Proxy Statement should I receive?

The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family if they consent. This procedure is referred to as “Householding.” This rule benefits both Comerica and you. It reduces the volume of duplicate information received at your household and helps Comerica reduce expenses. Each shareholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

Comerica will deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. If you received a single set of disclosure documents for the current year, but you would prefer to receive your own copy this year, you may direct requests for separate copies to the Corporate Secretary.

If you are a registered shareholder who resides at the same address as another shareholder and you would prefer to receive your own set of the Annual Report and/or Proxy Statement in future years, you may contact our transfer agent, Wells Fargo Shareowner Services, at 1-877-602-7615. You will need to enter your account number and Comerica number 114. Alternatively, you may write to our transfer agent at the following address: Wells Fargo Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. If you hold your shares in street name, you may revoke your consent to Householding by contacting your brokerage firm, bank or other nominee or by following the directions set forth on the voting instruction card you received with the proxy materials. If you are currently receiving multiple copies of the Annual Report and/or Proxy Statement and want to receive only a single copy in the future through Householding, follow the same instructions set forth above for registered shareholders or street name holders, as applicable.

Can I receive future Annual Reports and Proxy Statements electronically instead of receiving paper copies through the mail?

Yes. If your shares are registered directly in your name (i.e., you do not hold them in street name) and you have access to the Internet, you can receive Comerica’s Annual Report and Proxy Statement over the Internet rather than in printed form. Enrolling in this service will take just a few minutes of your time. It will give you faster delivery of the documents and will save Comerica the cost of printing and mailing. To agree to access the electronic versions of Comerica’s Annual Report and Proxy Statement instead of receiving the printed versions by mail, go to www.econsent.com/cma and follow the instructions. If you agree to electronic delivery, once the Annual Report and Proxy Statement are available on our website, we will mail you a notice with the website address that you should use to access the information and voting instructions for Internet, telephone or mail voting. Paper copies of the Annual Report and Proxy Statement would not be sent unless you request them. Comerica also may choose to send one or more items to you in paper form despite your consent to receive them electronically.

By consenting to electronic delivery, you are stating that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery, because Comerica may rely on your consent and not deliver paper copies of future Annual Meeting materials. In addition, if you consent to electronic delivery, you will be responsible for the costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, in connection with the electronic delivery of the Annual Report and Proxy Statement.

If you do not consent to access Comerica’s proxy materials through the Internet, you will continue to receive the materials in the mail.

SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica’s common stock beneficially owned by Comerica’s incumbent directors and director nominees, the officers named in the Summary Compensation Table presented in this Proxy Statement (the “named executive officers”) and all incumbent directors, nominees and executive officers as a group. The number of shares each individual beneficially owns includes shares over which the person has or shares voting or investment power as of March 16, 2007 and also any shares which the individual can acquire by May 15, 2007 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse or other family members) with respect to the shares listed in the table.

	Amount and Nature		Percent
Name of Beneficial Owner	of Beneficial Ownership		of Class

Elizabeth S. Acton	167,399	(1)	*
Ralph W. Babb, Jr.	984,887	(2)	*
Lillian Bauder	28,907	(3)(13)(15)	*
Mary Constance Beck	82,573	(4)	*
Joseph J. Buttigieg, III	580,412	(5)	*
James F. Cordes	44,687	(6)(13)(15)	*
Roger A. Cregg	0	(7)
Peter D. Cummings	106,882	(8)(9)(13)(15)	*
T. Kevin DeNicola	0	(7)
Anthony F. Earley, Jr.	21,467	(6)(13)(14)(15)	*
John D. Lewis	610,992	(10)	*
Dennis J. Mooradian	191,466	(11)	*
Alfred A. Piergallini	63,009	(12)(13)(15)	*
Robert S. Taubman	29,719	(9)(13)(15)	*
Reginald M. Turner, Jr.	56	(13)(15)	*
William P. Vititoe	24,424	(9)(13)(15)	*
Kenneth L. Way	37,318	(6)(13)(15)	*
Directors, nominees and executive officers as a group (28 people)	4,376,135	(14)(15)(16)	2.8%

Footnotes:

*	Represents holdings of less than one percent of Comerica’s common stock.

(1)	Includes 52,000 shares of restricted stock of Comerica subject to future vesting conditions (“restricted stock”) and currently exercisable options to purchase 114,250 shares of common stock of Comerica, which Comerica granted to Ms. Acton under Comerica’s Long-Term Incentive Plan.

(2)	Includes 104,500 shares of restricted stock and currently exercisable options to purchase 735,000 shares of common stock of Comerica, which Comerica granted to Mr. Babb under Comerica’s Long-Term Incentive Plan.

(3)	Includes currently exercisable options to purchase 8,000 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(4)	Includes 34,000 shares of restricted stock and currently exercisable options to purchase 46,000 shares of common stock of Comerica, which Comerica granted to Ms. Beck under Comerica’s Long-Term Incentive Plan.

(5)	Includes 56,000 shares of restricted stock and currently exercisable options to purchase 459,250 shares of common stock of Comerica, which Comerica granted to Mr. Buttigieg under Comerica’s Long-Term Incentive Plan.

(6)	Includes currently exercisable options to purchase 15,000 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(7)	Mr. Cregg and Mr. DeNicola became members of the Board on December 20, 2006.

(8)	Includes 3,815 shares held by Mr. Cummings’ spouse, 38,505 shares held by a foundation in which Mr. Cummings and/or his spouse serves as trustee(s) and 62 shares held by trusts in which Mr. Cumming’s spouse serves as trustee. Mr. Cummings disclaims beneficial ownership of the shares described in this footnote.

(9)	Includes currently exercisable options to purchase 16,500 shares of common stock of Comerica, which Comerica granted under Comerica’s Stock Option Plan for Non-Employee Directors.

(10)	Mr. Lewis ceased being an executive officer effective April 14, 2006 and an employee as of June 30, 2006. Includes currently exercisable options to purchase 474,250 shares of common stock of Comerica, which Comerica granted to Mr. Lewis under Comerica’s Long-Term Incentive Plan.

(11)	Includes 47,500 shares of restricted stock and currently exercisable options to purchase 109,750 shares of common stock of Comerica, which Comerica granted to Mr. Mooradian under Comerica’s Long-Term Incentive Plan.

(12)	Includes currently exercisable options to purchase 13,000 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(13)	Includes the following number of shares deemed invested, on behalf of the respective non-employee directors, in Comerica common stock under a deferred compensation plan: Lillian Bauder, 4,658 shares; James F. Cordes, 2,291 shares; Peter D. Cummings, 9,494 shares; Anthony F. Earley, Jr., 5,967 shares; Alfred A. Piergallini, 5,022 shares; Robert S. Taubman, 4,910 shares; Reginald M. Turner, Jr., 56 shares; William P. Vititoe, 2,197 shares; and Kenneth L. Way, 10,980 shares.

(14)	Includes 527,635 shares of restricted stock and options to purchase 3,008,414 shares of Comerica’s common stock which are or will become exercisable by May 15, 2007, and which are beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted the options under Comerica’s long-term incentive plans and Comerica’s Stock Option Plan for Non-Employee Directors. The number shown also includes 15,270 shares of Comerica’s common stock for which the directors, nominees and executive officers share voting and investment power.

(15)	Does not include 2,164 restricted stock units granted to each non-employee director other than Roger A. Cregg and T. Kevin DeNicola, who have not received any restricted stock units at this time, and Reginald M. Turner, Jr., who was granted 1,845 restricted stock units. Restricted stock units granted to non-employee directors vest one year after the date of the award, with such vesting contingent upon the participant’s continued service as a director of Comerica for a period of one year after the date of the award. They will be settled in common stock one year after the respective director’s service as a director of Comerica terminates.

(16)	Consists of 11 non-employee directors and nominees, 16 executive officers, 2 of whom are employee directors, and 1 former executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires that Comerica’s directors, executive officers and persons who own more than ten percent of a registered class of Comerica’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Comerica believes that, during the year ended December 31, 2006, each of its executive officers, directors and greater than ten percent shareholders complied with all such applicable filing requirements.

EXECUTIVE OFFICERS

The following table provides information about Comerica’s current executive officers. The Board has determined that the current officers who are in charge of principal business units, divisions or functions and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica are (1) the members of the Management Policy Committee, (2) the Controller and (3) the Senior Vice President-Finance. The current members of the Management Policy Committee are the Chairman, President and Chief Executive Officer (Mr. Babb), the Vice Chairman (Mr. Buttigieg), the Executive Vice President and Chief Financial Officer (Ms. Acton), the Executive Vice President, Retail Bank (Ms. Beck), the Executive Vice President and Chief Information Officer (Mr. Beran), the Executive Vice President, Governance, Regulatory Relations and Legal Affairs and Corporate Secretary (Mr. Bilstrom), the Executive Vice President, General Auditor (Mr. Duprey), the Executive Vice President of Comerica Incorporated and the President and Chief Executive Officer of Comerica Bank-Western Market (Mr. Fulton), the Executive Vice President and Chief Credit Policy Officer

(Mr. Greene), the Executive Vice President of Comerica Incorporated and the President and Chief Executive Officer of Comerica Bank-Texas Market (Mr. Gummer), the Senior Vice President, Corporate Planning, Development and Risk Management (Mr. Michalak), the Executive Vice President, Wealth and Institutional Management (Mr. Mooradian), the Executive Vice President of Comerica Incorporated and the President of Comerica Bank-Michigan Market (Mr. Ogden) and the Executive Vice President, Chief Human Resources Officer (Ms. Wolf). The Controller is Mr. Elenbaas and the Senior Vice President-Finance is Mr. McDermott.

	Age as of
	April 11,	Principal Occupation and Business	Executive
Name	2007	Experience During Past 5 Years(1)	Officer

Elizabeth S. Acton	55	Executive Vice President and Chief Financial Officer (since April 2002) and Treasurer (May 2004 to May 2005), Comerica Incorporated and Comerica Bank; and Vice President and Treasurer (October 2000 to April 2002), Ford Motor Company (motor vehicle manufacturer).	2002-Present

Ralph W. Babb, Jr.	58	President and Chief Executive Officer (since January 2002), Chairman (since October 2002), Chief Financial Officer (June 1995 to April 2002) and Vice Chairman (March 1999 to January 2002), Comerica Incorporated and Comerica Bank.	1995-Present

Mary Constance Beck	61	Executive Vice President, Retail Bank (since November 2004), Comerica Incorporated; Atlanta Market Chief Executive Officer (May 2004 to July 2004) and Dallas Market Chief Executive Officer (July 2004 to November 2004), SouthTrust Bank, N.A. (financial services institution); Adjunct Professor (Spring Semester 2004), Texas Christian University (higher learning institution); and Independent Consultant (September 2001 to April 2004).	2004-Present

John R. Beran	54	Executive Vice President and Chief Information Officer (since May 1995), Comerica Incorporated and Comerica Bank.	1995-Present

	Age as of
	April 11,	Principal Occupation and Business	Executive
Name	2007	Experience During Past 5 Years(1)	Officer

Jon W. Bilstrom	61	Executive Vice President (since January 2003) and Corporate Secretary (since June 2003), Comerica Incorporated; Executive Vice President (since May 2003) and Secretary (since June 2003), Comerica Bank; and President and Chief Executive Officer (April 2001 to December 2002), The Bar Plan Mutual Insurance Company (insurance company).	2003-Present

Joseph J. Buttigieg, III	61	Vice Chairman (since March 1999), Comerica Incorporated and Comerica Bank.	1992-Present

David E. Duprey	49	Executive Vice President, General Auditor (since March 2006), Comerica Incorporated and Comerica Bank; and Partner (October 1993 to March 2006), Ernst & Young LLP (registered independent accounting firm).	March 2006- Present

Marvin J. Elenbaas	55	Senior Vice President, Controller and Chief Accounting Officer (since March 1998), Comerica Incorporated and Comerica Bank.	1997-Present

J. Michael Fulton	58	Executive Vice President (since May 2002 and May 1997 to May 2000), Comerica Incorporated; President and Chief Executive Officer — Western Market (since July 2003), Comerica Bank; President and Chief Executive Officer (July 1993 to June 2003), Comerica Bank-California.	1994-2001; 2003-Present

Dale E. Greene	60	Executive Vice President and Chief Credit Policy Officer (since December 2002), Comerica Incorporated; Executive Vice President (since March 1996), Comerica Bank.	1996-2001; 2003-Present

	Age as of
	April 11,	Principal Occupation and Business	Executive
Name	2007	Experience During Past 5 Years(1)	Officer

Charles L. Gummer	60	Executive Vice President (since May 2002 and May 1997 to May 2000), Comerica Incorporated; President and Chief Executive Officer — Texas Market (since July 2003), Comerica Bank; and President (November 1989 to June 2003) and Chief Executive Officer (January 1992 to June 2003), Comerica Bank-Texas.	1992-2001; 2003-Present

Robert D. McDermott	49	Senior Vice President, Finance (since July 2006), Comerica Incorporated and Comerica Bank; Senior Vice President, Financial Planning and Analysis (July 2005 to July 2006), Washington Mutual, Inc. (financial services company); and Executive Vice President, Chief Financial Officer and Chief Operations Officer (July 2001 to July 2005), Main Street Banks Inc. (financial services company).	July 2006- Present

Michael H. Michalak	49	Senior Vice President (since March 1998), Comerica Incorporated; Senior Vice President (since November 2003), Comerica Bank.	2003-Present

Dennis J. Mooradian	59	Executive Vice President (since November 2003), Comerica Incorporated and Comerica Bank; Executive Vice President (May 1996 to October 2003), Wells Fargo & Company (bank holding company).	2003-Present

Thomas D. Ogden	58	Executive Vice President (since March 2007), Comerica Incorporated; President — Michigan Market (since March 2007), Executive Vice President (March 2001 to March 2007), Comerica Bank.	1999-2001; March 2007- Present

	Age as of
	April 11,	Principal Occupation and Business	Executive
Name	2007	Experience During Past 5 Years(1)	Officer

Jacquelyn H. Wolf	45	Executive Vice President, Chief Human Resources Officer (since January 2006), Comerica Incorporated and Comerica Bank; Group Director, Human Resources, Global Finance/Economic Development and Enterprise Services (May 2002 to December 2005) and Director, Human Resources — Information Systems and Services (July 2000 to April 2002), General Motors Corporation (automotive company).	January 2006- Present

Footnote:

(1)	References to Comerica and Comerica Bank (the primary banking subsidiary of Comerica) include their predecessors, where applicable.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Comerica’s executive compensation program and the components thereof are designed to attract, retain and motivate key officers of the organization. The executive compensation program includes an annual assessment of executive salaries, short-term and long-term incentive awards under the Management Incentive Plan, long-term incentive awards under the Long-Term Incentive Plan, deferred compensation programs, benefits, perquisites and change in control employment agreements.

Objectives and Elements of Comerica’s Compensation Program

The overall objectives of Comerica’s executive compensation program are to attract, motivate, reward and retain superior executive talent. Comerica believes that in order to achieve such objectives, its programs must be competitive with executive compensation arrangements generally provided to other executive officers in the financial services industry. At the same time, Comerica believes it is important to align management incentives with shareholder interests. The various components of Comerica’s executive compensation program are designed to maintain the focus of our executive officers on business goals over immediate, short-term and long-term horizons and to be competitive with our peers.

The principal components of executive compensation are base salaries, short and long-term management incentive awards, long-term stock incentive awards, retirement benefits, health benefits and a limited number of perquisites. Certain executives, including the named executive officers, are also provided with change in control employment agreements (described in the “Employment Contracts and Severance or Change in Control Agreements” section below).

Base Salaries

Comerica pays base salaries to compensate executive officers for current service. The base salaries of the named executive officers were originally determined when they first joined Comerica or when they were promoted from within Comerica. The Compensation Committee annually considers possible adjustments to salaries based on such officers’ individual performance and contribution to the organization’s success.

Base salary increases for Mr. Babb, the Chief Executive Officer, are made by the Compensation Committee without any recommendations from management. Base salary increases for the named executive officers other than the Chief Executive Officer are made by the Compensation Committee upon the recommendation of Mr. Babb. In determining increases to base salaries, the Compensation Committee considers the recommendations of Mr. Babb (in the case of the named executive officers other than himself), prevailing economic conditions and external forecasts provided by compensation surveys, as well as information provided by Hewitt Associates LLC (“Hewitt”), a nationally known executive compensation consulting firm retained by the Compensation Committee with respect to executive compensation matters. Hewitt also has advised the Corporate Governance and Nominating Committee with respect to director compensation matters. In each case, Hewitt provides market analyses and consulting services on compensation matters to such committees. Hewitt is independent and has not been separately retained by Comerica’s management to provide any other services.

Effective the beginning of 2006, Mr. Babb, received a 3.0% increase, or $27,000, to his base salary. Messrs. Buttigieg and Mooradian each received a 3.6% increase to their base salaries, or $22,000 and $20,000 respectively, Ms. Beck received a 3.7% increase, or $20,000, and Ms. Acton received a 3.0% increase, or $14,000.

Management Incentive Plan

Comerica maintains a Management Incentive Plan for senior officers (i.e., First Vice President level officers and above — approximately 426 individuals) that provides cash incentives that are driven by Comerica’s performance. Under the Management Incentive Plan, there are two parts to the incentives, one that is based on performance over a one-year period and another that is based on performance over a three-year period. The annual management incentive awards are intended to reward the attainment of short-term goals, while the three-year management incentive awards are intended to reward sustained performance over the long term.

Currently, the primary measures of performance under the Management Incentive Plan are based on return on common equity and earnings per share growth in relation to Comerica’s peer group. These two metrics have been chosen because they are two of the most commonly used metrics by investors and analysts to evaluate a bank’s performance. In addition, unlike other metrics that may be calculated differently, return on common equity and earnings per share growth have a generally prescribed formula, allowing these metrics to be easily validated and compared to Comerica’s peers.

The 2006 peer group consisted of the following 14 domestic bank holding companies: BB&T Corporation, Compass Bancshares, Inc., Fifth Third Bancorp, Huntington Bancshares Incorporated, KeyCorp, Marshall & Ilsley Corporation, M&T Bank Corporation, National City Corporation, The PNC Financial Services Group, Inc., Regions Financial Corporation, SunTrust Banks, Inc., UnionBanCal Corporation, U.S. Bancorp and Zions Bancorporation. The Compensation Committee has determined that this peer group is the appropriate one to use for purposes of the Management Incentive Plan because the group consists of the domestic bank holding companies that the Compensation Committee believes are the most comparable to Comerica in business focus and size.

At the beginning of each year, the Compensation Committee determines the funding formula that will be applied to management incentive awards under the Management Incentive Plan, depending on Comerica’s ranking as compared with its peer group. The 2006 funding formula was based on one-year return on common equity and one-year earnings per share growth (for the short-term incentive) and on three-year average return on common equity and three-year average earnings per share growth (for the long-term incentive).

The Compensation Committee, in accordance with the terms of the Management Incentive Plan, may make adjustments to return on equity and earnings per share growth when such adjustments are necessary to fairly compare Comerica to its peers (such as for restructuring costs due to merger and acquisition activity or, with respect to periods prior to the effective date of Statement of Financial Accounting Standards No. 123R, to expense stock options for bank holding companies in the peer group).

Each of the named executive officers had a maximum annual and three-year incentive opportunity under the Management Incentive Plan for the performance periods ended December 31, 2006 (which represented a percentage of the respective named executive officer’s base salary). For the Chief Executive Officer, Mr. Babb, the maximum annual incentive opportunity was 200% of his base salary and the maximum three-year incentive opportunity was 100% of his base salary. For Mr. Buttigieg, the Vice Chairman, the maximum annual incentive opportunity was 180% of his base salary and the maximum three-year incentive opportunity was 80% of his base salary. For Ms. Acton, the Chief Financial Officer, and Ms. Beck and Mr. Mooradian, each an Executive Vice President, the maximum annual incentive opportunity was 130% of their respective base salaries, and the maximum three-year incentive opportunity was 45% of their respective base salaries. Mr. Lewis was not eligible to receive any short-term or long-term incentive under the Management Incentive Plan because he ceased serving as an executive officer effective April 14, 2006.

The Management Incentive Plan provides a greater maximum opportunity for the short-term incentive than for the long-term incentive because it is balanced by the Long-Term Incentive Plan (discussed in the “Stock-Based Awards Under the Long-Term Incentive Plan” section below), which places more of an emphasis on long-term goals. In this way, Comerica’s overall executive compensation program rewards high performance in a balanced manner, both short-term and long-term.

The maximum incentive opportunity amount is used as the baseline for downward adjustments, depending on Comerica’s performance as compared to its peers. The overall maximum incentive amount could only be attained if Comerica ranked number one in both return on equity and earnings per share growth in relation to the peer group for the short-term and long-term performance periods, as set forth in the funding formula below.

For each of the Management Incentive Plan performance measurements (one-year return on common equity, one-year earnings per share growth, three-year average return on common equity and three-year average earnings per share growth), the funding formula assigns specific incentive payouts (i.e., percentages of the maximum incentive amounts) for each ranking (one through 15) that Comerica could achieve as compared to its peer group. If Comerica ranks poorly in relation to its peers on the funding formula criteria, executives will receive less of an incentive, or no incentive at all, depending on what the formula dictates. There is no discretion to increase a bonus for named executive officers, only discretion to decrease a bonus for a particular executive if he or she has not performed at an optimal level. Comerica believes that this strict formulaic approach to incentives is important as it causes executives to be held accountable for corporate performance.

The 2006 funding formula was as follows:

Comerica’s Rank Compared to Peers	Funding %
1	100%
2	95%
3	90%
4	85%
5	80%
6	75%
7	70%
8	65%
9	60%
10	55%
11	50%
12	45%
13	35%
14	25%
15	0%

In January 2007, Comerica’s independent accountants, at the request of the Compensation Committee, issued a report applying certain agreed-upon procedures to assist the Compensation Committee in determining that the computations for the incentive awards issued for periods ended December 31, 2006 were made in conformity with the Management Incentive Plan. The report addressed Comerica’s 2006 rankings in relation to the peer group for the annual and three-year performance periods, using the measurement components set by the Compensation Committee. In order to facilitate making the peer comparison computations in a timely manner, Comerica’s data is taken from calendar year-end periods, whereas peer data is taken from periods ending in the third calendar quarter. For example, Comerica’s performance for the annual performance period that began on January 1, 2006 and ended on December 31, 2006 would be compared against peers’ performance for the four quarters that began on October 1, 2005 and ended on September 30, 2006.

Based on the performance levels, the Compensation Committee established an incentive pool for distribution under the incentive plan. For the one-year performance period ended on December 31, 2006, Comerica’s one-year adjusted return on common equity was 17.24 percent, which placed Comerica at number 5 among its peer group; its one-year adjusted earnings per share growth was 7.44 percent, which placed Comerica at number 11 among its peer group. For the three-year performance period ended on December 31, 2006, Comerica’s three-year adjusted average return on common equity was 16.07 percent, which placed Comerica at number 9 among its peer group; and its three-year adjusted average earnings per share growth was 16.87 percent, which placed Comerica at number 2 among its peer group.

Based on Comerica’s performance under the Management Incentive Plan formula, the named executive officers received the following incentives for the one-year performance period ended December 31, 2006: Mr. Babb: $1,205,132 (130.0% of 2006 base salary); Ms. Acton: $408,980 (84.5% of 2006 base salary); Ms. Beck: $473,200 (84.5% of 2006 base salary); Mr. Buttigieg: $733,590 (117.0% of 2006 base salary); and Mr. Mooradian: $491,790 (84.5% of 2006 base salary). For the three-year performance period ended December 31, 2006, the named executive officers received the following incentives under the Management Incentive Plan formula: Mr. Babb: $718,444 (77.5% of 2006 base salary); Ms. Acton: $168,795 (34.9% of 2006 base salary); Ms. Beck: $141,050 (25.2% of 2006 base salary); Mr. Buttigieg: $388,740 (62.0% of 2006 base salary); and Mr. Mooradian: $202,973 (34.9% of 2006 base salary). Mr. Lewis did not receive any short-term or long-term incentive under the Management Incentive Plan because he ceased serving as an executive officer effective April 14, 2006.

Stock-Based Awards under the Long-Term Incentive Plan

Comerica’s officers and employees, including all of the named executive officers, are eligible to receive stock-based awards under Comerica’s Long-Term Incentive Plan, which was approved at the May 16, 2006 Annual Meeting of Shareholders. The Long-Term Incentive Plan is designed to align the interests of officers and employees of Comerica receiving awards with those of shareholders by providing an incentive to contribute to the long-term goals of Comerica. Comerica believes that equity-based compensation assists in the attraction and retention of qualified employees and provides them with additional incentive to devote their best efforts to pursue and sustain Comerica’s superior long-term performance, enhancing the value of Comerica for the benefit of its shareholders.

The Long-Term Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards under the Long-Term Incentive Plan.

The maximum number of shares of Comerica’s common stock available under the Long-Term Incentive Plan is 11 million, plus (i) any shares of common stock available for future awards under an earlier version of the Long-Term Incentive Plan (the “Prior LTIP”); and (ii) any shares of common stock that are represented by awards granted under the Prior LTIP that are forfeited, expire or are cancelled without delivery of the shares or that result in the forfeiture of shares back to Comerica. The Compensation Committee may not utilize more than one million shares for stock options that qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code. In addition, not more than 2.2 million of the shares available for awards may be used for awards other than stock options and stock appreciation rights (e.g., restricted stock grants), and no individual may be granted awards with respect to more than 350,000 shares in any calendar year. To the extent that any award is forfeited, or terminates, expires or lapses without exercise or settlement, the shares subject to such awards forfeited or not delivered as a result thereof will again be available for awards under the Long-Term Incentive Plan.

Awards in 2006 consisted of stock option and restricted stock grants, which were made as part of the total compensation package. Comerica believes that it is important to provide its named executive officers with both stock options and restricted stock because they serve different purposes.

Comerica believes that stock options, in particular, encourage management to achieve long-term goals because they only have value to the recipient if there are gains in the stock price. The 2006 stock options vest ratably over four years, and no gain is realizable prior to the vesting of such options. Because executives and other employees receive value from stock option grants only in the event of stock price appreciation, Comerica believes stock options are a strong incentive to improve long-term financial performance and to increase shareholder value.

Restricted stock, on the other hand, serves a dual purpose. While it encourages management to achieve high long-term performance (because the restricted stock will be worth more if the stock price increases), it also serves as an important retention tool, because it normally will have some value even if the stock price has remained flat or declined. The 2006 restricted stock grants to the named executive officers vest five years from the date of the grant, sometimes referred to as “cliff vesting”. Because the executive officer loses rights in respect of the restricted stock grant if he or she voluntary leaves Comerica prior to the expiration of the five-year period, the executive officer is motivated to remain with Comerica long-term. Vesting may be accelerated by the Compensation Committee in its discretion, as permitted by the Long-Term Incentive Plan. However, acceleration is typically only considered by the Compensation Committee in limited retirement situations, and consideration would be subject to the departing officer executing a non-solicitation agreement and, if the departing officer is a First Vice President or higher, a non-compete agreement.

Comerica believes that this combination approach of granting stock options and restricted stock allows it to successfully retain and motivate its named executive officers. Grants of stock options and restricted stock to the named executive officers are allocated from a pool of stock that is created each year based on a percentage of each officer’s base salary. Distribution from the pool to the named executive officers is based on the Compensation Committee’s assessment of the officer’s future potential to contribute to Comerica (as evidenced, in part, by individual performance and levels of responsibility) and of competitive data. Comerica generally allocates the awards between stock options and restricted stock by determining a dollar value to be granted to an individual, and then apportioning half of that dollar value to stock options and the other half to restricted stock. With respect to all the named executive officers other than himself, the Chief Executive Officer makes grant recommendations to the Compensation Committee. The Compensation Committee considers his recommendations and survey information provided by Comerica’s independent compensation consultant, Hewitt, in making its grant determinations. With respect to the Chief Executive Officer, the Compensation Committee determines the amount of his grant without receiving any recommendation from management, although it does consider survey information provided by Hewitt.

Prior to 2006, grants of stock options and restricted stock were determined at the regularly scheduled January or February Compensation Committee meetings, and the grant dates were set into the future to follow, by two business days, the release of the first quarter’s earnings so that the stock price would not be artificially high or low and to give the market sufficient time to digest Comerica’s earnings report. The price at which the options may be exercised is the closing price on the New York Stock Exchange for Comerica stock on the grant date.

In 2006, the grants were made at the regularly scheduled January Compensation Committee meeting, with the grant dates set as February 15, 2006 (approximately three weeks into the future). The 2006 grant date was set mid-February rather than two business days following the release of the first quarter’s earnings to move the grant date closer to both the date of the Compensation Committee meeting and the date the named executive officers received notification of their incentives under the Management Incentive Plan (which also occurred in February). In that way, executives were able to receive more cohesive communications about multiple benefits — their restricted stock, stock options and incentives under the Management Incentive Plan — at approximately the same time without compromising Comerica’s continued prompt communication to stock option recipients concerning their grants in accordance with Statement of Financial Accounting Standards No. 123R.

In November 2006, the Compensation Committee adopted a Stock Granting Policy. Under the Stock Granting Policy, Comerica generally will make stock-based grants to eligible employees, including named executive officers, once per year at the first regularly scheduled meeting of the Compensation Committee of the Board of Directors of the calendar year. The grant date will be the date of such regularly scheduled Compensation Committee meeting, unless (a) such meeting does not occur on a day in which the New York Stock Exchange is open for trading (“NYSE Trading Day”) or (b) such meeting does not occur during a Trading Window (as defined in Comerica’s Insider Trading Policy). In either such case, the grant date will be the first NYSE Trading Day immediately following the first regularly scheduled meeting of the Compensation Committee that calendar year that also occurs in a Trading Window.

Comerica also may award stock-based grants during the year to newly hired employees as part of their compensation package. In the case of stock option or restricted stock grants to newly hired employees who are to be covered employees within the meaning of Section 162(m) of the Internal Revenue Code (“Covered Employees”) or officers subject to Section 16 of the Securities Exchange Act of 1934 (“Section 16 Officers”), including newly hired named executive officers, the Stock Granting Policy calls for them to be made by the Compensation Committee at any special or regularly scheduled Compensation Committee meeting. If the grant(s) is/are approved at a special meeting of the Compensation Committee, the grant date for such newly hired employees will depend upon their actual start dates. For an employee whose start date falls between the first and the 15th day of the month, the grant date will be the last day of such month or, if the last day of such month is not a NYSE Trading Day, then the first NYSE Trading Day immediately preceding the last day of such month. If the start date of such employee falls between the 16th and the last day of the month, the grant date will be on the 15th day of the following month or, if the 15th day of the following month is not a NYSE Trading Day, then the first NYSE Trading Day immediately preceding the 15th day of such month. If the grant(s) is/are approved at a regularly scheduled meeting of the Compensation Committee, the grant date will be the date of such regularly scheduled Compensation Committee meeting, unless (a) such meeting does not occur on a NYSE Trading Day or (b) such meeting does not occur during a Trading Window. In either such case, the grant date will be the first NYSE Trading Day immediately following the regularly scheduled meeting of the Compensation Committee that also occurs in a Trading Window.

The Stock Granting Policy provides that stock option grants and restricted stock grants for special recognition or retentions purposes, if any, to existing employees who are Covered Employees or Section 16 Officers are made by the Compensation Committee only at a regularly scheduled Compensation Committee meeting. If the grant(s) is/are approved, the grant date will be the date of such regularly scheduled Compensation Committee meeting, unless (a) such meeting does not occur on a NYSE Trading Day or (b) such meeting does not occur during a Trading Window. In either such case, the grant date will be the first NYSE Trading Day immediately following the regularly scheduled meeting of the Compensation Committee that also occurs in a Trading Window.

In accordance with the Stock Granting Policy, the Compensation Committee granted the named executive officers (other than Mr. Lewis) stock options and restricted stock on January 23, 2007, at the first regularly-scheduled meeting of the Compensation Committee in 2007. The meeting was held on a NYSE Trading Day and fell within a regularly scheduled Trading Window. As with the 2006 stock options, the exercise price for the 2007 stock options is the closing price of Comerica’s common stock on the grant date, and the stock options vest ratably over four years. Similarly, the 2007 restricted stock grants to the named executive officers are subject to five-year cliff vesting, just like the 2006 restricted stock grants to named executive officers. None of the named executive officers received off-cycle grants in 2006.

Employee Stock Purchase Plan

Comerica has an Employee Stock Purchase Plan (“ESPP”), under which a total of five million shares of Comerica’s common stock may be sold or awarded to eligible Comerica employees. The ESPP provides participating employees a convenient and affordable way to purchase shares of Comerica common stock without being charged a brokerage fee. This encourages share ownership, which helps to align the interests of Comerica’s employees with those of its shareholders. Employees may contribute to the plan through regular after-tax payroll deductions, or they may make after-tax lump sum contributions during two window periods during the year. Comerica provides a matching contribution equal to 15 percent of the contributions made during the previous quarter, provided there have been no withdrawals during that quarter. Comerica also provides a matching contribution equal to five percent of the contributions made during the first of the previous two plan years, provided there have been no withdrawals during the previous two plan years and the participant is still employed on the last day of the second plan year. No matches are made on contributions exceeding $25,000 per year. Following a contribution, the plan administrator purchases shares of stock for a participant’s account. Such purchases are generally made on the open market at the current market price as soon as practicable under the plan. In addition, under the ESPP, Comerica may, in its discretion, make service award contributions to the accounts of those employees whom it wishes to recognize for service to Comerica. Such service award contributions are used to purchase shares of Comerica stock at the current market price. Mr. Buttigieg was the only named executive officer to receive a service award in 2006. He received 10 shares of Comerica common stock in recognition of 35 years of employment.

Stock Ownership Guidelines

Because Comerica believes it is important to align the interests of its senior officers with those of the shareholders, Comerica has stock ownership guidelines that encourage senior officers to own a significant number of shares of Comerica’s common stock. The stock ownership guidelines are calculated based on the senior officer’s annual base salary times a certain multiple. Comerica encourages its senior officers to achieve the targeted stock ownership levels within five years of being promoted or named to the applicable senior officer position. As of December 31, 2006, all named executive officers who had held their current title for at least five years had met their respective stock ownership guideline levels.

OFFICER STOCK OWNERSHIP GUIDELINES

Multiple of
	Annual	Years to
Level	Salary	Attain
Chairman and Chief Executive Officer	5.0 times	5 Years
President	3.5 times	5 Years
Vice Chairman	3.0 times	5 Years
Executive Vice President	3.0 times	5 Years
Senior Vice President	2.0 times	5 Years
First Vice President	1.0 time	5 Years

Retirement Benefits

Comerica provides retirement benefits to attract and retain employees and to encourage employees to save for retirement.

The Company sponsors a tax-qualified defined benefit retirement plan for employees hired on or before December 31, 2006 that provides a retirement benefit based on a salaried employee’s years of service and final average monthly pay. Final average monthly pay is a participant’s highest aggregate monthly compensation for 60 consecutive calendar months within the last 120 calendar months before the earlier of retirement or separation from service, divided by 60. The Company also sponsors a Benefit Equalization Plan for Employees of Comerica Incorporated (the “SERP”) to restore benefits to participants whose benefits are capped under the tax-qualified plan due to IRS limits on annual compensation, annual benefit amounts and the absence of top heavy accruals to key employees if the plan becomes top-heavy. Comerica provides the SERP in keeping with competitive practices in the external marketplace.

The Company also maintains a 401(k) savings plan for all employees. In 2006, Comerica provided two types of matching with respect to participant contributions. The first type of matching was called a core match. It consisted of a 50 percent match on the first $1,000 of qualified compensation the participant contributed, plus a 25 percent match on the next $2,000 of qualified compensation the participant contributed up to a maximum contribution of $1,000.

The second type of matching was called a performance-based match. If Comerica met its financial goals, 401(k) savings plan contributors received a performance-based match in addition to the core match. The match amount varied and was made on contributions up to three percent of an individual’s salary subject to the IRS annual compensation limit of $220,000 in 2006. The match amount was determined based on Comerica’s overall performance compared to that of its peer banks. In 2006, the performance-based match was $.50 for each $1.00 of a participant’s qualifying contributions, up to 3% of the participant’s salary (subject to the Internal Revenue Service compensation limit of $220,000 in 2006). The matched amounts vested at the end of the calendar year.

Effective January 1, 2007, the 401(k) savings plan match was revised by discontinuing the current core and performance-based matches and replacing them with a 100 percent match on the first four percent of a participant’s qualified earnings that have been contributed to the 401(k) savings plan. The match will be placed in the employee’s current investment selections and will vest immediately rather than at the end of the calendar year. Under both the old and the new system, the matching criteria is the same for all employees, so the named executive officers do not receive a benefit that is not also available to other employees.

A salaried employee hired on or after January 1, 2007 will not be eligible to participate in the defined benefit pension plan but will be eligible for a company contribution pursuant to the Defined Contribution (DC) Feature under the 401(k) savings plan. The annual company contribution pursuant to the DC Feature is made on behalf of participants who complete at least 1,000 hours of service during the plan year and equals a percentage of compensation that is based on the participant’s total age and years of service points as follows:

Total Age &	Company
Service Points	Contribution
Less than 40	3.0%
40-49	4.0%
50-59	5.0%
60-69	6.0%
70-79	7.0%
80 or more	8.0%

Company contribution accounts under the DC Feature are 100% vested after 3 years of service or at normal retirement age (65) or upon death while an employee. Payment of vested accounts may be made in a lump sum or as an annuity. No in-service distributions or loans from the company contribution accounts under the DC Feature are permitted.

Health Benefits

The Company’s health benefits are provided to all full-time and part-time employees. Employees pay a portion of the cost of healthcare. The only difference in coverage for incentive-level officers, including the named executive officers, is that Comerica provides an annual physical at its cost. Comerica believes it is in its best interest to encourage the health maintenance of its leadership, since their well-being allows them to continue focusing on the business needs of Comerica, thereby promoting the health of Comerica. The cost of an annual physical averages around $1,500.

Perquisites

During 2006, there were limited perquisites provided to the named executive officers. These included several perquisites that Comerica recently terminated for named executive officers, because it determined that they were no longer necessary to provide the named executive officers with competitive compensation and benefits. The terminated perquisites were comprised of a home telephone/fax line (which was terminated for the only named executive officers receiving them, Mr. Babb and Mr. Buttigieg, effective October 1, 2006, and Mr. Lewis, effective August 22, 2006), a home security system (which was terminated for the only named executive officers receiving them, Mr. Babb, Mr. Buttigieg and Mr. Lewis, effective October 1, 2006, November 27, 2006 and February 28, 2007, respectively) and the use of security personnel for trips to and from work (which use was discontinued by the only named executive officer receiving it, Mr. Babb, effective September 1, 2006). Other perquisites provided to named executive officers in 2006 included an annual physical (described above), a company vehicle, club memberships (to the extent used for personal purposes) and tax return preparation, in each case, grossed-up for taxes. Comerica determined that it was in its best interest to continue providing these perquisites as part of a competitive pay package, which assists in recruiting and maintaining talented executives, as well as for the convenience of the named executive officers. Many of these perquisites were used primarily for business purposes, though a portion of their use may have had a personal aspect. For example, club memberships are provided for work-related purposes, such as client entertainment, though the named executive officers may also use the club memberships for personal purposes.

Comerica has historically prohibited, and continues to prohibit, the use of any corporate aircraft by the named executive officers for personal purposes.

Employment Contracts and Severance or Change in Control Agreements

Ralph W. Babb, Jr.

At the time Ralph W. Babb, Jr. was first hired in 1995, Comerica entered into a Supplemental Pension and Retiree Medical Agreement with him, which is designed to make Mr. Babb whole with respect to pension benefits that he lost when he left his prior employer to come to Comerica. This supplemental pension provides Mr. Babb a benefit equal to the amount to which he would have been entitled under Comerica’s Pension Plan had he been employed by Comerica since October 1978 (an additional 17 years of service), less amounts received by him under both Comerica’s Pension Plan and the defined benefit pension plans of his prior employer. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his and her lifetime on a basis no less favorable than such benefits were provided to them as of the date of the agreement.

John D. Lewis

Comerica entered into a Restrictive Covenants and General Release Agreement dated March 13, 2006 with John D. Lewis, who retired effective June 30, 2006. In connection with the agreement, Mr. Lewis provided Comerica with a release and became subject to certain restrictive covenants (including two year non-competition and non-solicitation restrictions that prohibit him from engaging in any business in competition with the businesses conducted by Comerica in Michigan, California, Texas, Arizona and Florida and from soliciting the customers and employees of Comerica). The agreement provided that, until June 30, 2006, Mr. Lewis continued to be paid and be eligible to participate in the benefit plans and programs of Comerica on the same basis as applied to him at the time he entered into the agreement. Under the terms of the agreement, he received a lump sum payment of $1,057,800 on December 31, 2006. In addition, pursuant to the agreement, Comerica recommended to the Compensation Committee of its Board of Directors that it accelerate as of June 30, 2006 the vesting of 26,000 shares of restricted Comerica stock held by Mr. Lewis. The Compensation Committee subsequently approved the acceleration of the vesting of Mr. Lewis’ restricted Comerica stock.

All Named Executive Officers

Each named executive officer is a party to a change in control employment agreement with Comerica. Comerica believes that the change in control employment agreements help to aid Comerica in attracting and retaining executives by reducing the personal uncertainty that arises from the possibility of a future business combination. Moreover, the change in control employment agreements are designed to offset the uncertainty of executives as to their own futures if a change in control actually occurs. Comerica believes that the change in control employment agreements help to increase shareholder value by making the executives neutral to change in control transactions that are in the best interests of Comerica and its shareholders.

The agreements generally provide for severance benefits to be paid in the event that, during the 30-month period following a change in control, the executive’s employment is terminated by Comerica without “cause” or the executive resigns for “good reason”, such as following an adverse change in duties, compensation or location of employment. Comerica’s change in control agreements also contain a provision that permits the named executive officers to resign for any reason within the 30-day period following the first anniversary of the change in control. This feature, sometimes referred to as a window period provision, is designed to provide incentives for the named executive officers to be available to an acquiror during a one-year transition period following a change in control. Comerica believes that the window period feature may serve the interests of Comerica and its shareholders by the anticipation that the employee, in order to satisfy the prerequisite for guaranteed severance benefits, will be available and render services both during the pendency of a takeover proposal and during the crucial one-year transition period following a change in control.

If the executive becomes entitled to receive severance benefits under his or her agreement, he or she will receive, in addition to other benefits he or she may have under any other agreement with, or benefit plan or arrangement of, Comerica:

•	a pro rata bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the change in control or during the most recently completed fiscal year;

•	an amount equal to three times the executive’s annual base salary;

•	an amount equal to three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change in control or during the most recently completed fiscal year;

•	a payment equal to the excess of: (a) the retirement benefits he or she would receive under Comerica’s defined benefit pension and excess plans if he or she continued to receive service credit for three years after the date his or her employment was terminated, over (b) the retirement benefits he or she actually accrued under the plans as of the date of termination;

•	provision of health, accident, disability and life insurance benefits for three years after the executive’s employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period;

•	payment of any legal fees and expenses reasonably incurred by the executive to enforce his or her rights under the agreement; and

•	outplacement services.

In our view, the severance multiple of three times base salary and bonus that each named executive officer would receive is appropriate as it is consistent with what many senior executives in the financial services industry receive.

The change in control agreements also incorporate provisions to deal with the impact of the federal excise tax on excess parachute payments. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20% excise tax upon the recipient and non-deductibility of such payments by the paying corporation. While the excise tax is seemingly evenhanded, the excise tax can discriminate against long-serving employees in favor of new hires, against individuals who do not exercise options in favor of those who do and against those who elect to defer compensation in favor of those who do not. For these reasons, we provide an excise tax gross-up in the change in control agreements.

For more information on the terms and conditions of the change in control agreements, see the section entitled, “Potential Payments upon Termination or Change in Control.”

Deductibility of Executive Compensation

Comerica’s executive compensation programs are designed to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the Compensation Committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code and would not be deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in Comerica’s proxy statement.

The Compensation Committee

Kenneth L. Way, Chairman
Peter D. Cummings
Anthony F. Earley, Jr.
Alfred A. Piergallini

March 27, 2007

The following tables summarize the compensation of the Chief Executive Officer of Comerica, the Chief Financial Officer of Comerica and the three other most highly compensated executive officers of Comerica who were serving at the end of the fiscal year ended December 31, 2006, as well as John D. Lewis, who would have been included in that category but for the fact that he was not serving as an executive officer at the end of the fiscal year ended December 31, 2006 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
			Awards	Awards	Compensation	Earnings	Compensation
		Salary	(1)(2)	(3)	(4)	(5)	(6)(7)(8)	Total
Name and Principal Position (a)	Year	($)	($)	($)	($)	($)	($)	($)

Ralph W. Babb, Jr.	2006	927,025	2,139,189	2,588,650	1,923,576	946,572	82,479	8,607,491
Chairman of the Board, President
and Chief Executive Officer,
Comerica Incorporated and
Comerica Bank

Elizabeth S. Acton	2006	484,000	817,490	734,550	577,775	101,876	33,022	2,748,713
Executive Vice President
and Chief Financial Officer,
Comerica Incorporated and
Comerica Bank

Joseph J. Buttigieg, III	2006	627,000	1,107,915	1,272,510	1,122,330	434,231	64,600	4,628,586
Vice Chairman,
Comerica Incorporated and
Comerica Bank

Dennis J. Mooradian	2006	582,000	1,000,518	890,657	694,763	149,582	42,331	3,359,851
Executive Vice President
Comerica Incorporated and
Comerica Bank

Mary Constance Beck	2006	560,000	695,618	661,450	614,250	165,911	40,062	2,737,291
Executive Vice President
Comerica Incorporated and
Comerica Bank

SUMMARY COMPENSATION TABLE FOR RETIRED VICE CHAIRMAN

						Change in
						Pension
						Value and
						Nonqualified
			Stock	Option	Non-Equity	Deferred	All Other
			Awards	Awards	Incentive Plan	Compensation	Compensation
		Salary	(1)(2)	(3)	Compensation (4)	Earning (5)	(6)(7)(8)	Total
Name and Principal Position(a)	Year	($)	($)	($)	($)	($)	($)	($)

John D. Lewis	2006	323,425	743,827	1,337,910	0	500,312	1,124,134(9)	4,029,608
Vice Chairman (Retired),
Comerica Incorporated and
Comerica Bank

Footnotes:

(a)	Current position held by the named executive officer as of April 11, 2007 (other than John D. Lewis, who resigned from his position as Vice Chairman effective April 14, 2006, and who retired effective June 30, 2006).

(1)	This column represents the dollar amount recognized in 2006 for financial statement reporting purposes for the fair value of restricted stock granted to each of the named executive officers in 2006 and prior fiscal years, in accordance with SFAS 123R. For additional information on the assumptions used in determining fair value for share-based compensation, refer to notes number 1 and 15 of the Notes to the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2006. See the “Grants of Plan-Based Awards” table below for information on awards made in 2006. These amounts reflect the company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers. See the “Outstanding Equity Awards at Fiscal Year-End” table below for information on the market value of shares not vested as of December 31, 2006.

(2)	Grants of restricted stock include the right to receive cash dividends. The value of future cash dividends is included in the grant date fair value of the awards shown in the table. Amounts for 2006 paid to each of the named executive officers on their unvested restricted stock were as follows: (Ralph W. Babb, Jr., $165,440; Elizabeth S. Acton, $100,550; Mary Constance Beck, $53,050; Joseph J. Buttigieg, III, $98,290; Dennis J. Mooradian, $124,970; and John D. Lewis, $53,530).

(3)	This column represents the dollar amount recognized in 2006 for financial statement reporting purposes for the fair value of stock options granted to each of the named executive officers in 2006 and prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions used in determining fair value for share-based compensation, refer to notes number 1 and 15 of the Notes to the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2006. See the “Grants of Plan-Based Awards” table below for information on awards made in 2006. These amounts reflect the company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers. See the “Outstanding Equity Awards at Fiscal Year-End” table below for information on the number of exercisable and unexercisable options held, option exercise prices and option expiration dates as of December 31, 2006.

(4)	Amounts in this column represent incentive awards under Comerica’s Management Incentive Plan based on Comerica’s return on average equity and earnings per share growth performance for the one-year and three-year performance periods ended December 31, 2006. Participants receive the one-year and three-year performance awards entirely in cash. In addition, when senior officers elect to defer the one-year or three-year performance award, all or a portion of the deferred award will be deemed invested in Comerica common stock and paid out in common stock and/or deemed invested in various investment funds and paid out in cash, at the election of the participant. In addition, Ms. Beck and Mr. Mooradian each received a payment in 2007 under the Management Incentive Plan that was earned in 2005 and should have been paid in 2006 but was not paid due to an administrative error. Such amounts paid to Ms. Beck and Mr. Mooradian were $61,425 and $63,928 respectively. See the “Compensation Discussion and Analysis” section above for additional information on the Management Incentive Plan.

(5)	This column represents the aggregate change in the actuarial present value of the individual’s accumulated benefit under the qualified pension plan and SERP. Actuarial Assumptions under the qualified pension plan and the SERP include post-retirement mortality projections from the RP2000 Combined Healthy Mortality Table for Males and Females projected to 2010 Using Scale AA; no assumed pre-retirement mortality; and payments are projected to commence at age 65, payable in the form of a single life annuity. The actuarial assumptions also assume a 2005 discount rate of 5.50% and a 2006 discount rate of 5.89%. The years of service credited to Mr. Babb under the SERP include 17 years of service that Comerica contractually agreed to provide Mr. Babb to equalize the effect of his departure from his previous employer. See the “Pension Benefits” table below for additional information. Comerica has not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the column.

(6)	Amounts for 2006 for each of the named executive officers include a $1,000 matching contribution and $3,302 performance match under Comerica’s 401(k) savings plan. Amounts for 2006 also include life insurance premiums paid by Comerica for the benefit of certain named executive officers (Ralph W. Babb, Jr., $7,259; Joseph J. Buttigieg, III, $13,864; and John D. Lewis, $13,645).

(7)	Amounts for 2006 for each of the named executive officers include Employee Stock Purchase Plan matching contributions for the following named executive officers in the amount set forth opposite such officer’s name: (Quarterly Match: Mary Constance Beck, $1,250; Joseph J. Buttigieg, III, $85; and Dennis J. Mooradian, $1,250). None of the named executive officers received a Retention Match. All participants in the Employee Stock Purchase Plan are eligible to receive matching contributions. Mr. Buttigieg received 10 shares of Comerica common stock under the Employee Stock Purchase Plan as a service award in recognition of 35 years of employment. All employees who attain 35 years of service are eligible to receive the same award.

(8)	Includes limited perquisites provided to some or all of the named executive officers. These included an annual physical for each named executive officer who elected to have one, the value of which has been set forth opposite such officer’s name: Ralph W. Babb, Jr., $530; Mary Constance Beck, $955; and John D. Lewis, $535, a Company vehicle to each named executive officer: Ralph W. Babb, Jr., $11,250; Elizabeth S. Acton, $10,750; Mary Constance Beck, $11,750; Joseph J. Buttigieg, III, $14,125; John D. Lewis, $7,625; and Dennis J. Mooradian, $11,750, use of security personnel for trips to and from work for Mr. Babb (which was discontinued for him effective September 1, 2006) $7,204, club memberships to certain named executive officers: Ralph W. Babb, Jr., $4,042; Elizabeth S. Acton, $2,270; Joseph J. Buttigieg, III, $1,614; John D. Lewis, $10,065; and Dennis J. Mooradian, $3,817, a home telephone/fax line to Mr. Babb, Mr. Buttigieg and Mr. Lewis (which was discontinued for Mr. Babb and Mr. Buttigieg effective October 1, 2006 and for Mr. Lewis effective August 22, 2006: Ralph W. Babb, Jr., $1,004; Joseph J. Buttigieg, III, $1,004; and John D. Lewis, $420, a home security system to Mr. Babb, Mr. Buttigieg and Mr. Lewis (which were discontinued for them effective October 1, 2006, November 27, 2006 and February 28, 2007, respectively): Ralph W. Babb, Jr., $625; Joseph J. Buttigieg, III, $9,231 and John D. Lewis $765, tax return preparation for each named executive officer: Ralph W. Babb, Jr., $22,117; Elizabeth S. Acton, $7,342; Mary Constance Beck, $10,900; Joseph J. Buttigieg, III, $5,590; John D. Lewis, $13,992; and Dennis J. Mooradian, $7,500 and a tax gross-up to each named executive officer: Ralph W. Babb, Jr., $24,146; Elizabeth S. Acton, $8,358; Mary Constance Beck, $10,905; Joseph J. Buttigieg, III, $14,215; John D. Lewis, $14,985; and Dennis J. Mooradian, $13,712. The named executive officers are not permitted to use corporate aircraft for personal purposes.

(9)	This amount includes a lump sum payment of $1,057,800 in connection with Mr. Lewis’ entering into a Restrictive Covenants and General Release Agreement with Comerica dated March 13, 2006 and further described in the “Compensation Discussion and Analysis” section above.

The following table provides information on grants of awards to named executive officers in the fiscal year ended December 31, 2006 under Comerica plans.

GRANTS OF PLAN-BASED AWARDS

						All
						Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise	Grant
			Estimated Future Payouts			Number	Number of	or Base	Date Fair
	Date Award		Under Non-Equity Incentive			of Shares	Securities	Price of	Value of
	Approved by		Plan Awards(2)			of Stock	Underlying	Option	Stock and
	Compensation	Grant	Threshold	Target	Maximum(3)	or Units(4)	Options(5)	Awards	Option
Name(1)	Committee	Date	($)	($)	($)	(#)	(#)	($/Sh)(6)	Awards(7)

Ralph W. Babb, Jr.	—	—	0	2,781,075	2,781,075	—	—	—	—
	1/24/2006	2/15/2006	—	—	—	29,000	—	—	1,637,630
	1/24/2006	2/15/2006	—	—	—		100,000	56.47	1,225,000
Elizabeth S. Acton	—	—	0	847,000	847,000	—	—	—	—
	1/24/2006	2/15/2006	—	—	—	7,000	—	—	395,290
	1/24/2006	2/15/2006	—	—	—	—	32,000	56.47	392,000
Joseph J. Buttigieg, III	—	—	0	1,630,200	1,630,200	—	—	—	—
	1/24/2006	2/15/2006	—	—	—	14,000	—	—	790,580
	1/24/2006	2/15/2006	—	—	—	—	50,000	56.47	612,500
Dennis J. Mooradian	—	—	0	1,018,500	1,018,500	—	—	—	—
	1/24/2006	2/15/2006	—	—	—	9,000	—	—	508,230
	1/24/2006	2/15/2006	—	—	—	—	34,000	56.47	416,500
Mary Constance Beck	—	—	0	980,000	980,000	—	—	—	—
	1/24/2006	2/15/2006	—	—	—	9,000	—	—	508,230
	1/24/2006	2/15/2006	—	—	—	—	34,000	56.47	416,500

Footnotes:

(1)	John D. Lewis is not included in this table as he did not receive any grants during 2006.

(2)	These columns reflect the potential payments for each of the named executive officers under the Management Incentive Plan for the annual performance period covering 2008 and the three year performance period covering 2006-2008. Refer to the Management Incentive Plan portion of the “Compensation Discussion and Analysis” section above for additional information on such plan. Because there is the possibility of no incentive funding if Comerica does not meet its performance objectives, the threshold is deemed to be zero. In addition, as Comerica’s goal is to meet all performance objectives, the target incentive is deemed to be the same as the maximum incentive. Incentives earned under the Management Incentive Plan for the one year and three year performance periods in 2006 and 2004-2006 are disclosed in the Summary Compensation Table in the Non-Equity Incentive Compensation Plan column.

(3)	As described in the “Compensation Discussion and Analysis” section above, the maximum stated for each named executive officer under the Management Incentive Plan represents the maximum amount that could be funded for each named executive officer based upon the achievement of the performance criteria under the plan and on such executive officer’s organizational level and base salary. The Compensation Committee may use its discretion to reduce the payment to the named executive officer based on individual performance over the performance period. As a result, an individual’s award may be less than the maximum stated in the table above for the named executive officer.

(4)	This column shows the number of restricted shares granted to each named executive officer in 2006. Unless an award is forfeited prior to vesting, each restricted stock grant award is subject to 5 year cliff vesting.

(5)	This column shows the number of stock options granted to each named executive officer in 2006. Option awards have a 10-year term and become exercisable annually in 25% increments.

(6)	The closing price of Comerica’s common stock per share on February 15, 2006, the grant date.

(7)	This column represents the fair value (at grant date) of stock options and restricted stock awards granted to each of the named executive officers in 2006.

The following table provides information on stock option and restricted stock awards for each named executive officer that were outstanding as of the end of the fiscal year ended December 31, 2006. Each outstanding award is shown separately. The market value of the stock awards is based on the closing market price of Comerica stock on December 31, 2006 of $58.68 per share. The vesting schedule for each award is described in the footnotes to this table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
									Market
									Value of
	Number of		Number of				Number of		Shares or
	Securities		Securities				Shares or		Units of
	Underlying		Underlying				Units of		Stock
	Unexercised		Unexercised		Option		Stock That		That
	Options		Options		Exercise	Option	Have Not		Have Not
	(#)		(#)		Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		($)	Date	(#)		($)
Ralph W. Babb, Jr.	0		100,000	(1)	56.47	2/15/2016	29,000	(6)	1,701,720
	43,750		131,250	(2)	54.99	4/21/2015	13,000	(7)	762,840
	75,000		75,000	(3)	52.50	4/16/2014	12,500	(8)	733,500
	90,000		30,000	(4)	40.32	4/17/2013	10,000	(9)	586,800
	125,000		0		63.20	4/17/2012	10,000	(10)	586,800
	50,000		0		54.95	9/30/2011
	75,000		0		51.43	5/2/2011
	75,000		0		41.50	3/17/2010
	40,000		0		66.81	3/19/2009
	25,000		0		71.58	3/20/2008
	21,000		0		40.25	4/20/2007
Elizabeth S. Acton	0		32,000	(1)	56.47	2/15/2016	7,000	(6)	410,760
	11,250		33,750	(2)	54.99	4/21/2015	6,000	(7)	352,080
	22,500		22,500	(3)	52.50	4/16/2014	6,000	(8)	352,080
	10,000		10,000	(4)	40.32	4/17/2013	6,000	(9)	352,080
	30,000		0		62.02	4/13/2012	20,000	(11)	1,173,600
Joseph J. Buttigieg, III	0		50,000	(1)	56.47	2/15/2016	14,000	(6)	821,520
	18,750		56,250	(2)	54.99	4/21/2015	7,000	(7)	410,760
	37,500		37,500	(3)	52.50	4/16/2014	7,000	(8)	410,760
	51,000		17,000	(4)	40.32	4/17/2013	7,000	(9)	410,760
	70,000		0		63.20	4/17/2012	7,000	(10)	410,760
	75,000		0		51.43	5/2/2011
	75,000		0		41.50	3/17/2010
	40,000		0		66.81	3/19/2009
	25,000		0		71.58	3/20/2008
Dennis J. Mooradian	0		34,000	(1)	56.47	2/15/2016	9,000	(6)	528,120
	11,250		33,750	(2)	54.99	4/21/2015	6,000	(7)	352,080
	22,500		22,500	(3)	52.50	4/16/2014	6,000	(8)	352,080
	45,000		15,000	(5)	51.90	11/04/2013	17,500	(12)	1,026,900
Mary Constance Beck	0		34,000	(1)	56.47	2/15/2016	9,000	(6)	528,120
	11,250	(2)	33,750	(2)	54.99	4/21/2015	6,000	(7)	352,080
	15,000	(13)	15,000	(13)	60.70	11/03/2014	10,000	(14)	586,800
John D. Lewis	18,750		56,250	(2)	54.99	4/21/2015
	32,500		32,500	(3)	52.50	4/16/2014
	51,000		17,000	(4)	40.32	4/17/2013
	70,000		0		63.20	4/17/2012
	75,000		0		51.43	5/2/2011
	75,000		0		41.50	3/17/2010
	50,000		0		66.81	3/19/2009
	50,000		0		71.58	3/20/2008
	41,250		0		40.25	4/20/2007

Footnotes:

(1)	Options vest annually in 25% increments with vesting dates of 1/24/2007, 1/24/2008, 1/24/2009 and 1/24/2010.

(2)	Options vest annually in 25% increments with vesting dates of 1/25/2006, 1/25/2007, 1/25/2008 and 1/25/2009.

(3)	Options vest annually in 25% increments with vesting dates of 1/26/2005, 1/26/2006, 1/26/2007, and 1/25/2008.

(4)	Options vest annually in 25% increments with vesting dates of 1/27/2004, 1/27/2005, 1/27/2006, and 1/27/2007.

(5)	Options vest annually in 25% increments with vesting dates of 11/04/2004, 11/04/2005, 11/04/2006, and 11/04/2007.

(6)	These shares of restricted stock vest on February 15, 2011.

(7)	These shares of restricted stock vest on April 21, 2010.

(8)	These shares of restricted stock vest on April 16, 2009.

(9)	These shares of restricted stock vest on January 28, 2008.

(10)	These shares of restricted stock vest on April 17, 2007.

(11)	These shares of restricted stock vest on April 15, 2007.

(12)	8,750 of these shares of restricted stock vest on November 2, 2007. The remaining 8,750 shares of restricted stock vest on November 4, 2008.

(13)	Options vest annually in 25% increments with vesting dates of 11/03/2005, 11/03/2006, 11/03/2007, and 11/03/2008.

(14)	These shares of restricted stock vest on November 3, 2009.

The following table provides information concerning the exercise of stock options and the vesting of stock, including restricted stock, during the fiscal year ended December 31, 2006, for each of the named executive officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized	Acquired	Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Ralph W. Babb, Jr.(1)	0	0	7,500	426,525
Elizabeth S. Acton	0	0	0	0
Joseph J. Buttigieg, III(2)	18,000	271,939	7,500	426,525
Dennis J. Mooradian(3)	0	0	17,500	1,011,675
Mary Constance Beck	0	0	0	0
John D. Lewis(4)	37,500	1,159,500	33,500	1,778,265

Footnotes:

(1)	Mr. Babb acquired 7,500 shares with a market price of $56.87 on April 28, 2006 upon the lapse of restrictions on a restricted stock award.

(2)	Mr. Buttigieg exercised 18,000 stock options on July 24, 2006 with an exercise price of $40.25 and an average market price of $55.36. He acquired 7,500 shares with a market price of $56.87 on April 28, 2006 upon the lapse of restrictions on a restricted stock award.

(3)	Mr. Mooradian acquired 17,500 shares with a market price of $57.81 on November 3, 2006 upon the lapse of restrictions on a restricted stock award.

(4)	Mr. Lewis exercised 37,500 stock options on March 6, 2006 with an exercise price of $25.42 and market price of $56.34. He acquired 7,500 shares with a market price of $56.87 on April 28, 2006 upon the lapse of restrictions on a restricted stock award. He acquired 26,000 shares with a market price of $51.99 on June 30, 2006 upon the acceleration of his remaining restricted stock awards by the Compensation Committee in connection with his retirement and his having entering into a Restrictive Covenants and General Release Agreement dated March 13, 2006 and described in the “Compensation Discussion and Analysis” section above.

The following table gives information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement, including, without limitation, tax-qualified defined benefit plans and supplemental executive retirement plan, but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans. In the table below, the Comerica Incorporated Retirement Plan is referred to as the “Pension Plan” and the supplemental executive retirement plan is referred to as the “SERP”.

PENSION BENEFITS(1)

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(2)	($)(3)	($)

	Pension Plan	10.58	778,977	0
Ralph W. Babb, Jr.	SERP	28.58	5,874,011	0
	Total Pension Value		6,652,988	0

	Pension Plan	3.75	76,639	0
Elizabeth S. Acton	SERP	3.75	291,741	0
	Total Pension Value		368,380	0

	Pension Plan	34.58	1,210,574	0
Joseph J. Buttigieg, III	SERP	34.58	5,122,240	0
	Total Pension Value		6,332,814	0

	Pension Plan	2.08	54,785	0
Dennis J. Mooradian	SERP	2.08	257,460	0
	Total Pension Value		312,245	0

	Pension Plan	1.08	39,092	0
Mary Constance Beck	SERP	1.08	150,231	0
	Total Pension Value		189,323	0

	Pension Plan	36.08	1,289,080	52,138
John D. Lewis(4)	SERP	36.08	4,432,238	156,212
	Total Pension Value		5,721,318	208,350

Footnotes:

(1)	Actuarial Assumptions under both Plans in the table include a discount rate of 5.89%; post-retirement mortality projections from the RP2000 Combined Healthy Mortality Table for Males and Females projected to 2010 using Scale AA; no assumed pre-retirement mortality; and that payments are projected to commence at age 65 in the form of a single life annuity.

(2)	The years of service credited to Mr. Babb under the SERP include 17 years of service that Comerica contractually agreed to provide Mr. Babb to equalize the effect of his departure from his previous employer.

(3)	Retirement age is deemed to be the normal retirement age as defined in each respective plan.

(4)	Mr. Lewis retired on June 30, 2006. His form of payment and benefit commencement date reflect his elections at retirement.

Comerica maintains the Comerica Incorporated Retirement Plan, a tax-qualified defined benefit pension plan (the “Pension Plan”). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan, the Comerica Incorporated Retirement Plan and pension plans of other companies acquired by Comerica. The Pension Plan in general covers salaried employees who are age 21 and have at least one year of service. New employees after December 31, 2006 will not be eligible to participate in the Pension Plan.

Normal retirement age under the Pension Plan is 65, and early retirement age is 55. A participant with 10 years of service may retire at early retirement age and receive payment of his or her accrued benefit, reduced by an early retirement reduction factor for commencement prior to normal retirement age. Of the named executive officers, Ralph W. Babb, Jr. and Joseph J. Buttigieg currently are eligible for early retirement. John D. Lewis was eligible for early retirement when he retired on June 30, 2006.

A participant who retires under the Pension Plan receives a pension comprised of two parts. The first part is the pension based on the service the participant accrued under one of the aforementioned plans on the day prior to the January 1, 1994 merger of those plans into the Pension Plan. The second part is the sum of (i) nine-tenths of one percent times the participant’s final average monthly compensation, times the participant’s years of benefit service since January 1, 1994 (total service not to exceed 35); plus (ii) seven tenths of one percent times the participant’s final average monthly compensation in excess of the participant’s covered compensation (the average of the taxable wage bases in effect for each calendar year during the 35-year period ending on the last day of the calendar year prior to the participant’s attainment of Social Security Retirement Age), times the participant’s years of benefit service since January 1, 1994 (total service not exceeding 30).

Final average monthly compensation is a participant’s aggregate monthly compensation for the 60 consecutive calendar months that fall within the 120 calendar months preceding the participant’s retirement or separation from service prior to retirement, which results in the highest aggregate monthly compensation, divided by 60. Compensation under the Pension Plan is defined as wages, salary and any other amounts received for personal service actually rendered in the course of the employee’s employment with the employer, to the extent such amounts are includible in gross income, plus bonuses earned under the annual management incentive program. Compensation also includes pre-tax contributions to the employer’s cafeteria plan, Preferred Savings Plan, and any transportation fringe benefit plan sponsored by the employer.

Compensation does not include amounts includible in income upon making an election to include the value or restricted property in income in the year of receipt, paid or reimbursed moving expenses, contributions to or distributions from a deferred compensation plan, amounts realized from the exercise of a non-qualified stock option, amounts realized when restricted stock becomes freely transferable or is no longer subject to a substantial risk of forfeiture, amounts realized from the sale exchange or disposition of stock acquired under a qualified stock option, premiums paid by the employer toward the purchase of group term life insurance, the cost to the employer or the value of fringe benefits, the cost to the employer or value of awards of an irregular nature, expense reimbursements, amounts paid for customer or business referrals, any amount in addition to the employee’s regular salary paid in settlement of any employment-related claim, any severance payment in excess of an employee’s regular base salary, or any amount paid to an employee in addition to his or her regular base salary during an interim period as an inducement to continue employment for a temporary period pending the elimination of his or her position.

The Pension Plan also provides a funding mechanism intended to help retiring employees purchase additional health care insurance. This is a level benefit to all employees that is not based on compensation but is based on “points”. “Points” are the Participant’s age plus service at termination or retirement. This benefit provides $1.50 per “point” payable monthly commencing on the participant’s normal retirement date. Participants eligible to retire early under the pension plan who have also attained age 60 with 10 years of service or who have accumulated 80 points, are entitled to a benefit equal to $3.00 per point payable monthly commencing on their early retirement date and ending on their normal retirement date. For example, a participant retiring at age 60 and with 20 years of service, would receive a monthly payment of $240 until their normal retirement date, and a monthly benefit of $120 thereafter. Those vested employees not meeting the age 60 and 10 years of service or 80 point criteria would receive a flat $1.50 per point monthly benefit commencing on their normal retirement date.

Certain participants are entitled to receive an additional normal retirement benefit under the Pension Plan if the regular formula produces an amount that is less than the amount they would receive using the 2005 compensation limit and a stated annual addition amount. The named executive officers who are eligible for the additional normal retirement benefit under the Pension Plan include: Mr. Babb, with an additional annual benefit of $78,852 and Mr. Buttigieg with an additional annual benefit of $39,888.

The 2006 limit under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) on the maximum annual pension that any participant, including any named executive officer, may receive under a tax-qualified defined benefit plan is $175,000. The maximum annual compensation of any participant that Comerica can consider in computing a pension under a qualified plan is $220,000.

A participant who is unmarried at the time of retirement generally receives a pension in the form of a single life annuity. A participant who is married at the time of retirement generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the single life annuity. The pension amounts appearing in the Pension Benefits Table assume that retirement will occur at the normal retirement age of 65 and the benefit will be paid in the form of a single life annuity.

The amounts set forth in the table above are not subject to deduction for Social Security or other offset amounts. The pension benefit formula under each of these plans is designed so that the pension benefits payable are integrated with the Social Security taxable wage base.

In addition to the Pension Plan, Comerica maintains the SERP, which is a consolidation of the nonqualified retirement plans previously maintained by Comerica and Manufacturers National Corporation. The SERP makes up the portion of the retirement benefits lost by participants in the Pension Plan due to IRS limits on tax-qualified retirement plans that cap annual compensation which can be taken into account in determining pension benefits, cap the annual benefit that can be paid to any participant and set restrictions when a plan is top-heavy. The SERP includes the amount of certain deferrals that are not included within the compensation definition in the Pension Plan. The SERP benefits are calculated in the form of a 100% joint and survivor annuity if a participant is married, and in the form of a single life annuity if a participant is not married when payments commence.

The SERP also provides the supplemental pension to Ralph W. Babb, Jr. that is described in the May 28, 1998 Supplemental Pension and Retiree Medical Agreement between Comerica and Mr. Babb, referenced on page 21, “Employment Contracts and Severance or Change in Control Agreements”, which serves to equalize the effect that the departure from his prior employer had on Mr. Babb’s pension (the “Supplemental Pension”).

The following table provides information on the non-qualified deferred compensation of the named executive officers with respect to the fiscal year ended December 31, 2006. The plans under which these deferrals were made are described in the section entitled, “Employee Deferred Compensation Plans” below.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)	($)	($)	($)(2)

Ralph W. Babb, Jr.	0	0	138,284	0	1,931,152
Elizabeth S. Acton	0	0	2,288	0	31,950
Joseph J. Buttigieg, III	0	0	0	0	0
Dennis J. Mooradian	994,203	0	92,244	0	2,275,825
Mary Constance Beck	888,825	0	89,838	0	1,307,016
John D. Lewis	324,800	0	251,179	0	2,808,785

Footnotes:

(1)	Amounts in this column represent compensation deferred in the 2006 fiscal year. The deferrals for base salary were earned and paid in 2006 and are therefore included in the Summary Compensation Table. The incentive deferrals contributed in 2006 were earned in 2005 (one year performance period) or 2003-2005 (three year performance period) under the Management Incentive Plan and paid in 2006. These amounts were included in the Summary Compensation Table in the 2006 proxy statement with respect to the named executive officers at that time.

(2)	Amounts in this column represent the total compensation deferred by each named executive officer, together with earnings net of any losses attributed to each of them in accordance with their investment elections in the hypothetical investments offered. These investments are similar to those offered under Comerica’s Preferred Savings (401(k)) Plan. The deferral contributions made in years prior to 2006 represent base salary or incentives earned under the Management Incentive Plan. Those amounts were included in the Summary Compensation Table in prior years with respect to the named executive officers at those times.

Employee Deferred Compensation Plans.  Comerica maintains two deferred compensation plans for eligible employees of Comerica and its subsidiaries: the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the “Employee Common Stock Deferral Plan”) and the 1999 Comerica Incorporated Deferred Compensation Plan (the “Employee Investment Fund Deferral Plan”). Under the Employee Common Stock Deferral Plan, eligible employees may defer specified portions of their incentive awards into units that correlate to, and are functionally equivalent to, shares of common stock of Comerica. The employees’ accounts under the Employee Common Stock Deferral Plan are increased in connection with the payment of dividends paid on Comerica’s common stock to reflect the number of additional shares of Comerica’s common stock that could have been purchased had the dividends been paid on each share of common stock underlying then-outstanding stock units in the employees’ accounts. The deferred compensation under the Employee Common Stock Deferral Plan is payable in shares of Comerica’s common stock following termination of service as an employee.

Similarly, under the Employee Investment Fund Deferral Plan, eligible employees may defer specified portions of their compensation, including salary, bonus and incentive awards, into units that correlate to, and are functionally equivalent to, shares of mutual funds offered under the Employee Investment Fund Deferral Plan. Beginning in 1999, no such funds include Comerica stock. The employees’ accounts under the Employee Investment Fund Deferral Plan are increased in connection with the payment of dividends paid on the fund shares to reflect the number of additional shares of the fund stock that could have been purchased had the dividends been paid on each share of fund stock underlying then-outstanding stock units in the employees’ accounts. The deferred compensation under the Employee Investment Fund Deferral Plan is payable in cash following termination of service as an employee.

For additional information regarding Comerica’s deferred compensation plans, please refer to Note 15 on pages 92 through 94 of the Consolidated Financial Statements contained in Comerica’s Annual Report to Shareholders for the year ended December 31, 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Comerica has entered into certain agreements and maintains certain plans that will require it to provide compensation to named executive officers of Comerica in the event of a termination of employment or a change in control of Comerica. The estimated payouts under a variety of termination and change in control scenarios for the named executive officers are shown below. All scenarios assume the named executive officer’s date of termination or change in control is December 29, 2006 (the last business day of the last completed fiscal year) and the price per share of Comerica’s stock on the date of termination or change in control is $58.68 per share (the closing market price as of that day). The scenarios do not include situations in which all employees, including the named executive officers, are treated the same (e.g., an involuntary termination that triggers a severance payment under the Comerica Incorporated Severance Pay Plan, the terms of which apply to all employees).

Voluntary Termination.  Other than the arrangements detailed in the “Employment Contracts and Severance or Change in Control Agreements” section of the “Compensation Discussion and Analysis” portion of this proxy statement, and below, in the “Change in Control” section, Comerica does not have contracts with its named executive officers that would require cash severance payments upon termination.

Early Retirement.  None of the named executive officers currently meets the eligibility for normal retirement (age 65), though Mr. Babb and Mr. Buttigieg are eligible for early retirement (at least 55 years of age with at least 10 years of service) and Mr. Lewis was eligible for early retirement when he retired on June 30, 2006. For the named executive officers who are retirement eligible, their outstanding stock option awards would continue vesting as before termination (with the exception of grants made in the year of retirement, which would be canceled), and vested options would continue to be exercisable until their expiration date. With respect to the named executive officers who are not retirement eligible, the Compensation Committee may, in its discretion, allow their option awards to be treated the same as other retirees. Normally, the Compensation Committee would only consider making that determination if the Chief Executive Officer recommended that treatment and the named executive officer signed a non-solicit agreement (typically with a duration of 2 years) and non-compete agreement (typically with a duration of 1-2 years).

Similarly, unvested grants of restricted stock are forfeited upon termination, including retirement, though the Compensation Committee may also approve acceleration of the vesting of those awards. Such acceleration would typically only be considered if the named executive officer signed a non-solicit and non-compete agreement.

Payments upon normal retirement are described in the “Pension Benefits” table and narrative above. Payments upon early retirement, where applicable, are described in the termination and change in control tables below. For the termination and change in control tables below, actuarial assumptions under the Pension Plan and the SERP include a discount rate of 5.89%; post-retirement mortality projections from the RP2000 Combined Healthy Mortality Table for Males and Females projected to 2010 using Scale AA; no assumed pre-retirement mortality; and that payments are assumed to commence at January 1, 2007 in the form of a single life annuity (except for death, in which case they are assumed to be in the form of a survivor annuity to the spouse).

Change in Control.  Each named executive officer is a party to a change in control employment agreement with Comerica. Comerica believes that the change in control employment agreements can help to aid Comerica in attracting and retaining executives by reducing the personal uncertainty that arises from the possibility of a future business combination. Moreover, the change in control employment agreements are designed to offset the uncertainty of executives as to their own futures if a change in control occurs, and make the executives neutral to change in control transactions that are in the best interests of Comerica and its shareholders, thereby increasing shareholder value.

The agreement is for an initial three-year period (the “Agreement Period”), commencing on the date the executive and Comerica sign the agreement, and this Agreement Period is extended automatically at the end of each year for an additional one year in order to maintain a rolling three-year period unless Comerica delivers written notice to the named executive officer, at least sixty days prior to the annual renewal date, that the agreement will not be extended. It is intended that the change in control employment agreements will be operated in compliance with applicable law, including Section 409A of the Internal Revenue Code.

If a change in control of Comerica occurs during the Agreement Period, each named executive officer will have a right to continued employment for a period of 30 months from the date of the change in control (the “Employment Period”). During this Employment Period, the executive officer agrees to remain in the employ of Comerica subject to the terms of the change in control agreement. The change in control agreement provides that during the Employment Period:

•	The executive’s position and duties will be at least commensurate with the more significant duties held by him or her during the 120 day period prior the date of a change in control.

•	Comerica will assign the executive an office at the location where he or she was employed on the date the change in control occurred or an office less than 60 miles from such office.

•	Each executive will receive a monthly base salary equal to or greater than the highest monthly base salary he or she earned from Comerica during the twelve month period prior to the date of the change in control, and an annual cash bonus at least equal to the highest bonus he or she earned during any of the last three fiscal years prior to the date the change in control occurred. (Comerica will annualize the amount of the bonus earned by the executive if the executive was not employed by Comerica for the entire year.)

•	The executive also will be eligible to receive annual salary increases and to participate in all of Comerica’s executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120 day period preceding the effective date of his or her agreement.

If the executive dies or becomes disabled during the Employment Period, the executive or his or her beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

The agreement also provides severance benefits to the executive if Comerica terminates his or her employment for a reason other than cause or disability or if he or she resigns for good reason during the Employment Period. Good reason under the agreement includes termination of the agreement by the executive for any reason during the 30-day period immediately following the first anniversary of the change in control. If the executive becomes entitled to receive severance benefits under his or her agreement, he or she will receive in addition to other benefits he or she may have under any other agreement with, or benefit plan or arrangement of, Comerica:

•	any unpaid base salary through the date of termination;

•	a proportionate bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the change in control or during the most recently completed fiscal year;

•	an amount equal to three times the executive’s annual base salary;

•	an amount equal to three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change in control or during the most recently completed fiscal year;

•	a payment equal to the excess of: (a) the retirement benefits he or she would receive under Comerica’s defined benefit pension and excess plans if he or she continued to receive service credit for three years after the date his or her employment was terminated, over (b) the retirement benefits he or she actually accrued under the plans as of the date of termination;

•	provision of health, accident, disability and life insurance benefits for three years after the executive’s employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period;

•	payment of any legal fees and expenses reasonably incurred by the executive to enforce his or her rights under the agreement; and

•	outplacement services.

If any payment or benefit to the executive under the agreement or otherwise would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax.

The descriptions of the plans and agreements described in this Proxy Statement reflect their terms as in effect on the date hereof. Comerica intends to amend its plans and agreements that are subject to the new deferred compensation legislation under Section 409A of the Internal Revenue Code to comply with the legislation in accordance with the transition guidance issued by the Internal Revenue Service, and it is intended that they be operated in compliance therewith.

Severance benefits that may result from a Change in Control are also described in the “Compensation Discussion and Analysis” section under the portion titled, “Employment Contracts and Severance or Change in Control Agreements.” Actuarial Assumptions to calculate pension related lump sums for the estimates below are based on the Pension Plan’s lump sum assumptions which currently use a 4.69% interest rate and mortality projections from the RR2001-62 Mortality Table.

Disability.  Comerica offers long-term disability insurance to all full-time employees. The plan offers coverage of 60% of base salary up to a limit set by Comerica’s disability carrier. The only difference in coverage for senior officers, including the named executive officers, is an option to purchase additional coverage for 60% of bonus awards, calculated based on the employee’s three year rolling average bonus. For employees whose compensation exceeds the limit on coverage provided by Comerica’s disability carrier, Comerica self-insures against the difference between 60% of the employee’s base salary and the corresponding coverage provided by Comerica’s disability carrier. If the employee is eligible to have long-term disability coverage for his or her bonus, and pays the corresponding premium, Comerica will also self-insure against the difference between 60% of the bonus and the corresponding coverage provided by Comerica’s disability carrier. Named executive officers also can opt to participate in coverage that provides a portable disability policy if they leave Comerica. If an employee terminates due to disability, the employee is eligible to receive 29 months of company paid medical insurance and company paid basic life insurance based on the employee’s election.

If an executive becomes disabled, vested stock options granted under Comerica’s Long Term Incentive Plan will continue to be exercisable for three years after the disability date or the normal expiration date of the grant, whichever is earlier. Restricted stock awards vest upon termination due to disability.

Death.  In the event of the death of a named executive officer, vested stock options granted under Comerica’s Long Term Incentive Plan will continue to be exercisable for one year after death or the normal expiration date of the grant, whichever is earlier. Restricted stock awards also vest upon death. Comerica offers life insurance to all full-time and part-time employees. Three of the named executive officers, Mr. Babb, Mr. Buttigieg and Mr. Lewis have additional life insurance polices paid by Comerica that are also disclosed in the “All Other Compensation” column of the Summary Compensation Table.

The following table describes potential termination and change in control payments to Mr. Babb, Comerica’s Chief Executive Officer, under a variety of circumstances.

Ralph W. Babb, Jr.
Executive Benefits and	Early	Change in
Payments Upon Termination	Retirement(1)	Control(3)	Disability	Death
Compensation:
Change in Control Misc. Lump Sum(2)	0	9,396,261	0	0
Management Incentive Plan(3)	1,923,576	2,205,062	1,923,576	1,923,576
Restricted Stock(1)	4,371,660	4,371,660	4,371,660	4,371,660
Stock Options (Accelerated and In-the-Money)(4)	0	1,719,613	0	0
Non-Qualified Deferred Compensation Plans(5)	1,931,152	1,931,152	1,931,152	1,931,152

Benefits and Perquisites:
Qualified Pension Plan(6)	882,916	882,916	1,375,957	797,834
Non-Qualified Supplemental Executive Retirement Plan (SERP)(6)	6,673,721	6,673,721	10,384,632	6,030,124
Change in Control Non-Qualified Pension Lump Sum(7)	0	5,219,768	0	0
Health and Welfare Benefits(8)	219,490	219,490	219,490	115,791
Disability Income(9)	0	0	0	0
Life Insurance Benefits(10)	0	36,978	5,329	2,279,000
Outplacement(11)	0	50,000	0	0
Excise Tax and Gross-up(12)	0	7,272,275	0	0

Total:	16,002,515	39,978,896	20,211,796	17,449,137

Footnotes:

(1)	Mr. Babb is not eligible for normal retirement because he is not 65 years old, but he is eligible for early retirement and would be treated as an early retiree upon a voluntary termination. With respect to the early retirement column, this table assumes the Compensation Committee approves the acceleration of the vesting of his restricted stock awards. Such acceleration would typically only be considered if the named executive officer signed a non-solicit and non-compete agreement. Restricted stock awards vest upon a change in control or termination due to disability or death. All amounts are equal to the fair market value of restricted shares held as of December 29, 2006 based on the closing stock price on that date.

(2)	The Change in Control Misc. Lump Sum is the sum of three times the executive’s annual base salary and three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change of control. The named executive officer would be entitled to this amount upon termination initiated by him for good reason or termination initiated by Comerica other than for cause, death or disability, following a change in control (“Change in Control Termination”). The base salary used for Mr. Babb was his 2006 salary of $927,025. Annual bonus for this purpose includes awards earned under the Management Incentive Plan for the annual and three year performance periods that are paid annually based on performance as described in the “Compensation Discussion and Analysis” section. For purposes of this computation, the highest annual bonus was $2,205,062, representing the one-year and the three-year performance periods ended December 31, 2005.

(3)	Management Incentive Plan payments assume that for retirement, disability or death as of December 29, 2006, the executive would receive the award earned for the one-year and the three-year performance periods ended December 31, 2006. Except as otherwise indicated, the named executive officer would be entitled to the amount in the Change in Control column upon a Change in Control Termination. Amounts in the Change in Control column assume that the executive would receive a proportionate bonus based upon the highest annual bonus he earned during any of the last three fiscal years prior to the change in control. See footnote number 2 for information on the highest annual bonus.

(4)	Unvested stock options automatically accelerate upon a change in control.

(5)	Deferred Compensation amounts include the value of the executive’s deferred compensation account(s) as of December 29, 2006. At retirement, deferred compensation balances would be distributed in a lump sum or annual installments based on the participant’s distribution election(s). Termination for any reason other than retirement would trigger a lump sum distribution regardless of the participant’s distribution election.

(6)	Pension Plan and SERP amounts represent the present value of the early retirement, Change in Control Termination, disability and death benefits respectively at December 29, 2006. Actuarial assumptions under the Pension Plan and the SERP include a discount rate of 5.89%; post-retirement mortality projections from the RP2000 Combined Healthy Mortality Table for Males and Females projected to 2010 using Scale AA; no assumed pre-retirement mortality; and that payments are assumed to commence at January 1, 2007 in the form of a single life annuity (except for death, in which case they are assumed to be in the form of a survivor annuity to the spouse). See the “Pension Benefits” table for the present value of the accumulated benefit if the executive waited until normal retirement age, as opposed to early retirement age, to begin receiving retirement payments. The Pension Plan and SERP amounts provided for the Change in Control column are the same as the amounts for early retirement numbers, as they represent the retirement benefits actually accrued under the plans as of the date of a termination (though in this case at a change of control). The amounts do not include the additional pension lump sum provided for in the change in control employment agreement which is listed in the row titled “Change in Control Non-Qualified Pension Lump Sum” and described in footnote 7.

(7)	See also the “Employment Contracts and Severance or Change in Control Agreements” section, above, for a discussion of the change in control employment agreement to which the named executive officer is a party. Upon a Change in Control Termination, the agreement provides for a payment equal to the excess of: (a) the retirement benefits the executive would receive under Comerica’s defined benefit pension and excess plans if he continued to receive service credit for three years after the date his employment was terminated, over (b) the retirement benefits he actually accrued under the plans as of the date of termination. Actuarial assumptions to calculate lump sums are based on the Pension Plan’s lump sum assumptions which currently use a 4.69% interest rate and mortality projections from the RR2001-62 Mortality Table.

(8)	Health and Welfare Benefits for Mr. Babb represent the present value of Mr. Babb’s retiree medical benefits for him and his spouse in each scenario, as provided for Mr. Babb in his Supplemental Pension and Retiree Medical Agreement described in the “Employment Contracts and Severance or Change in Control Agreements” section, above.

(9)	The executive has not elected to receive any disability coverage not available to employees at large, so no number is indicated. However, senior officers, including the named executive officers, can opt to participate in coverage that provides a portable disability policy if they leave Comerica. For Mr. Babb, such policy has a $150,000 face value. Refer to the paragraph describing disability benefits toward the beginning of this “Potential Payments upon Termination or Change in Control” section.

(10)	Life insurance benefits reported in the Change in Control column represent the cost of the monthly premiums for a period of 36 months upon a Change in Control Termination, per the terms of the change in control employment agreement discussed in footnote 7. For Mr. Babb, this amount includes premiums for basic and optional life in addition to the premium for the life insurance policy provided to him as described in footnote 5 to the Summary Compensation Table. Life insurance benefits reported in the disability column include the monthly premiums for basic life insurance for a period of 29 months. This is a benefit provided to all employees who terminate due to disability. The life insurance benefit at death represents the total death benefit of basic, optional and other company paid life insurance.

(11)	Estimated expense for outplacement program upon a Change in Control Termination, per the change in control employment agreement referenced in footnote 7.

(12)	Excise tax and gross up payments upon a Change in Control Termination are calculated per the terms of the change in control employment agreement referenced in footnote 7. The agreement provides if any payment or benefit to the executive under the agreement or otherwise would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax.

The following table describes potential termination and change in control payments to Ms. Acton, Comerica’s Chief Financial Officer, under a variety of circumstances.

Elizabeth S. Acton
Executive Benefits and	Voluntary	Change in
Payments Upon Termination	Termination(1)	Control(3)	Disability	Death
Compensation:
Change in Control Misc. Lump Sum(2)	0	3,522,939	0	0
Management Incentive Plan(3)	0	690,313	577,775	577,775
Restricted Stock(1)	2,640,600	2,640,600	2,640,600	2,640,600
Stock Options (Accelerated and In-the-Money)(4)	0	517,908	0	0
Non-Qualified Deferred Compensation Plans(5)	31,950	31,950	31,950	31,950

Benefits and Perquisites:
Qualified Pension Plan(6)	0	0	0	0
Non-Qualified Supplemental Executive Retirement Plan (SERP)(6)	0	0	0	0
Change in Control Non-Qualified Pension Lump Sum(7)	0	1,048,222	0	0
Health and Welfare Benefits(8)	0	38,820	27,836	0
Disability Income(9)	0	0	27,011	0
Life Insurance Benefits(10)	0	8,208	6,612	968,000
Outplacement(11)	0	35,000	0	0
Excise Tax and Gross-up(12)	0	1,965,829	0	0
Total:	2,672,550	10,499,789	3,311,784	4,218,325

Footnotes:

(1)	Ms. Acton is not eligible for normal or early retirement because she is not yet 65 years old and she had not worked for Comerica for a minimum of 10 years as of December 29, 2006. With respect to the voluntary termination column, this table assumes the Compensation Committee approved acceleration of her restricted stock awards. Such acceleration would typically only be considered if the named executive officer signed a non-solicit and non-compete agreement. Restricted stock awards vest upon a change in control or termination due to disability or death. All amounts are equal to the fair market value of restricted shares held as of December 29, 2006 based on the closing stock price on that date.

(2)	The Change in Control Misc. Lump Sum is the sum of three times the executive’s annual base salary and three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change of control. The named executive officer would be entitled to this amount upon termination initiated by her for good reason or termination initiated by Comerica other than for cause, death or disability, following a change in control (“Change in Control Termination”). The base salary used for Ms. Acton was her 2006 salary of $484,000. Annual bonus for this purpose includes awards earned under the Management Incentive Plan for the annual and three year performance periods that are paid annually based on performance as described in the “Compensation Discussion and Analysis” section. For purposes of this computation, the highest annual bonus was $690,313, representing the one-year and the three-year performance periods ended December 31, 2005.

(3)	Management Incentive Plan payments assume that for retirement, disability or death as of December 29, 2006, the executive would receive the award earned for the one-year and the three-year performance periods ended December 31, 2006. Except as otherwise indicated, the named executive officer would be entitled to the amount in the Change in Control column upon a Change in Control Termination. Amounts in the Change in Control column assume the executive would receive a proportionate bonus based upon the highest annual bonus she earned during any of the last three fiscal years prior to the change in control. See footnote number 2 for information on the highest annual bonus. With respect to Management Incentive Plan payments at voluntary termination, if Ms. Acton had been eligible for early retirement (at least 55 years of age with at least 10 years of service) on December 29, 2006, she would also have been eligible to receive her awards for the one-year and the three-year performance periods ended December 31, 2006, consistent with treatment of other retirees.

(4)	Unvested stock options automatically accelerate upon a change in control.

(5)	Deferred Compensation amounts include the value of the executive’s deferred compensation account(s) as of December 29, 2006. At retirement, deferred compensation balances would be distributed in a lump sum or annual installments based on the participant’s distribution election(s). Termination for any reason other than retirement would trigger a lump sum distribution regardless of the participant’s distribution election.

(6)	Pension Plan and SERP amounts represent the present value of the benefits for different scenarios at December 29, 2006. Ms. Acton was not yet vested in the Pension Plan or SERP on that date and as such, no benefit information is provided.

(7)	See also the “Employment Contracts and Severance or Change in Control Agreements” section, above, for a discussion of the change in control employment agreement to which the named executive officer is a party. Upon a Change in Control Termination, the agreement provides for a payment equal to the excess of: (a) the retirement benefits the executive would receive under Comerica’s defined benefit pension and excess plans if she continued to receive service credit for three years after the date her employment was terminated, over (b) the retirement benefits she actually accrued under the plans as of the date of termination. Actuarial assumptions to calculate lump sums are based on the Pension Plan’s lump sum assumptions which currently use a 4.69% interest rate and mortality projections from the RR2001-62 Mortality Table.

(8)	Health and welfare benefits for Ms. Acton with respect to termination upon a change in control are equal to the monthly cost of coverage for medical, dental and vision coverage based on 2006 elections, if coverage was elected, for a period of 36 months. The benefits provided upon termination due to disability represent 29 months of company paid medical coverage, based on the 2006 election, consistent with the benefit provided to any employee who is terminated due to disability.

(9)	The executive has elected to purchase coverage for 60% of her bonus awards, calculated based on her three year rolling average bonus. The amounts shown in the table for termination due to disability represent the monthly benefit the executive would receive under such coverage until age 65. In addition, senior officers, including the named executive officers, can opt to participate in coverage that provides a portable disability policy if they leave Comerica. For Ms. Acton, such policy has a $145,200 face value. Refer to the paragraph describing disability benefits toward the beginning of this “Potential Payments upon Termination or Change in Control” section.

(10)	Life insurance benefits reported in the Change in Control column represent the cost of the monthly premiums for a period of 36 months upon a Change in Control Termination, per the terms of the change in control employment agreement discussed in footnote 7. For Ms. Acton, this amount includes premiums for basic life. Life insurance benefits reported in the disability column include the monthly premiums for basic life insurance for a period of 29 months. This is a benefit provided to all employees who terminate due to disability. The life insurance benefit at death represents the total death benefit of basic, optional and other company paid life insurance.

(11)	Estimated expense for outplacement program upon a Change in Control Termination, per the change in control employment agreement referenced in footnote 7.

(12)	Excise tax and gross up payments upon a Change in Control Termination are calculated per the terms of the change in control employment agreement referenced in footnote 7. The agreement provides if any payment or benefit to the executive under the agreement or otherwise would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax.

The following table describes potential termination and change in control payments to Mr. Buttigieg, Comerica’s Vice Chairman, under a variety of circumstances.

Joseph J. Buttigieg, III
Executive Benefits and	Early	Change in
Payments Upon Termination	Retirement(1)	Control(3)	Disability	Death
Compensation:
Change in Control Misc. Lump Sum(2)	0	5,756,025	0	0
Management Incentive Plan(3)	1,122,330	1,291,675	1,122,330	1,122,330
Restricted Stock(1)	2,464,560	2,464,560	2,464,560	2,464,560
Stock Options (Accelerated and In-the-Money)(4)	0	861,933	0	0
Non-Qualified Deferred Compensation Plans(5)	0	0	0	0

Benefits and Perquisites:
Qualified Pension Plan(6)	1,425,309	1,425,309	1,613,705	1,271,854
Non-Qualified Supplemental Executive Retirement Plan (SERP)(7)	5,933,548	5,933,548	6,805,063	5,279,737
Change in Control Non-Qualified Pension Lump Sum(7)	0	3,313,824	0	0
Health and Welfare Benefits(8)	0	29,489	21,930	0
Disability Income(9)	0	0	0	0
Life Insurance Benefits(10)	0	50,638	7,287	1,257,906
Outplacement(11)	0	35,000	0	0
Excise Tax and Gross-up(12)	0	3,294,464	0	0
Total:	10,945,747	24,456,465	12,034,875	11,396,387

Footnotes:

(1)	Mr. Buttigieg is not eligible for normal retirement because he is not 65 years old, but he is eligible for early retirement and would be treated as an early retiree upon a voluntary termination. With respect to the early retirement column, this table assumes the Compensation Committee approves the acceleration of the vesting of his restricted stock awards. Such acceleration would typically only be considered if the named executive officer signed a non-solicit and non-compete agreement. Restricted stock awards vest upon a change in control or termination due to disability or death. All amounts are equal to the fair market value of restricted shares held as of December 29, 2006 based on the closing stock price on that date.

(2)	The Change in Control Misc. Lump Sum is the sum of three times the executive’s annual base salary and three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change of control. The named executive officer would be entitled to this amount upon termination initiated by him for good reason or termination initiated by Comerica other than for cause, death or disability, following a change in control (“Change in Control Termination”). The base salary used for Mr. Buttigieg was his 2006 salary of $627,000. Annual bonus for this purpose includes awards earned under the Management Incentive Plan for the annual and three year performance periods that are paid annually based on performance as described in the “Compensation Discussion and Analysis” section. For purposes of this computation, the highest annual bonus was $1,291,675, representing the one-year and the three-year performance periods ended December 31, 2005.

(3)	Management Incentive Plan payments assume that for retirement, disability or death as of December 29, 2006, the executive would receive the award earned for the one-year and the three-year performance periods ended December 31, 2006. Except as otherwise indicated, the named executive officer would be entitled to the amount in the Change in Control column upon a Change in Control Termination. Amounts in the Change in Control column assume the executive would receive a proportionate bonus based upon the highest annual bonus he earned during any of the last three fiscal years prior to the change in control. See footnote number 2 for information on the highest annual bonus.

(4)	Unvested stock options automatically accelerate upon a change in control.

(5)	Mr. Buttigieg has not elected to defer any compensation.

(6)	Pension Plan and SERP amounts represent the present value of the early retirement, Change in Control Termination, disability and death benefits respectively at December 29, 2006. Actuarial assumptions under the Pension Plan and the SERP include a discount rate of 5.89%; post-retirement mortality projections from the RP2000 Combined Healthy Mortality Table for Males and Females projected to 2010 using Scale AA; no assumed pre-retirement mortality; and that payments are assumed to commence at January 1, 2007 in the form of a single life annuity (except for death, in which case they are assumed to be in the form of a survivor annuity to the spouse). See the “Pension Benefits” table for the present value of the accumulated benefit if the executive waited until normal retirement age, as opposed to early retirement age, to begin receiving payments. The Pension Plan and SERP amounts provided for the Change in Control column are the same as the amounts for early retirement numbers as they represent the retirement benefits actually accrued under the plans as of the date of termination (though in this case at a change of control). The amounts do not include the additional pension lump sum provided for in the change in control employment agreement which is listed in the row titled “Change in Control Non-Qualified Pension Lump Sum” and described in footnote 7.

(7)	See also the “Employment Contracts and Severance or Change in Control Agreements” section, above, for a discussion of the change in control employment agreement to which the named executive officer is a party. Upon a Change in Control Termination, the agreement provides for a payment equal to the excess of: (a) the retirement benefits the executive would receive under Comerica’s defined benefit pension and excess plans if he continued to receive service credit for three years after the date his employment was terminated, over (b) the retirement benefits he actually accrued under the plans as of the date of termination. Actuarial assumptions to calculate lump sums are based on the Pension Plan’s lump sum assumptions which currently use a 4.69% interest rate and mortality projections from the RR2001-62 Mortality Table.

(8)	Health and Welfare Benefits for Mr. Buttigieg with respect to termination upon a change in control are equal to the monthly cost of coverage for medical, dental and vision coverage based on 2006 elections, if coverage was elected, for a period of 36 months. The benefits provided upon termination due to disability represent 29 months of company paid medical coverage, based on the 2006 election, consistent with the benefit provided to any employee who is terminated due to disability.

(9)	The executive has not elected to receive any disability coverage not available to employees at large, so no number is indicated. However, senior officers, including the named executive officers, can opt to participate in coverage that provides a portable disability policy if they leave Comerica. For Mr. Buttigieg, such policy has a $150,000 face value. Refer to the paragraph describing disability benefits toward the beginning of this “Potential Payments upon Termination or Change in Control” section.

(10)	Life insurance benefits reported in the Change in Control column represent the cost of the monthly premiums for a period of 36 months upon a Change in Control Termination, per the terms of the change in control employment agreement discussed in footnote 7. For Mr. Buttigieg, this amount includes premiums for basic life in addition to the premium for the executive life insurance policy provided to him as described in footnote 5 to the Summary Compensation Table. Life insurance benefits reported in the disability column include the monthly premiums for basic life insurance for a period of 29 months. This is a benefit provided to all employees who terminate due to disability. The life insurance benefit at death represents the total death benefit of basic and other company paid life insurance. The executive life policy that Mr. Buttigieg has also provides post-retirement death benefits that would pay 100% of the ultimate pre-retirement death benefit in the year of retirement and reduce to 85% the next year, 70% the following year and 50% in following years. This policy also has a cash surrender value in the amount of $98,398 as of December 29, 2006.

(11)	Estimated expense for outplacement program upon a Change in Control Termination, per the change in control employment agreement referenced in footnote 7.

(12)	Excise tax and gross up payments upon a Change in Control Termination are calculated per the terms of the change in control employment agreement referenced in footnote 7. The agreement provides if any payment or benefit to the executive under the agreement or otherwise would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax.

The following table describes potential termination and change in control payments to Mr. Mooradian, Comerica’s Executive Vice President, under a variety of circumstances.

Dennis J. Mooradian
Executive Benefits and	Voluntary	Change in
Payments Upon Termination	Termination(1)	Control(3)	Disability	Death
Compensation:
Change in Control Misc. Lump Sum(2)	0	4,047,390	0	0
Management Incentive Plan(3)	0	767,130	694,763	694,763
Restricted Stock(1)	2,259,180	2,259,180	2,259,180	2,259,180
Stock Options (Accelerated and In-the-Money)(4)	0	440,428	0	0
Non-Qualified Deferred Compensation Plans(5)	2,275,825	2,275,825	2,275,825	2,275,825

Benefits and Perquisites:
Qualified Pension Plan(6)	0	0	0	0
Non-Qualified Supplemental Executive Retirement Plan (SERP)(7)	0	0	0	0
Change in Control Non-Qualified Pension Lump Sum(7)	0	1,105,168	0	0
Health and Welfare Benefits(8)	0	0	0	0
Disability Income(9)	0	0	0	0
Life Insurance Benefits(10)	0	8,208	6,612	1,000,000
Outplacement(11)	0	35,000	0	0
Excise Tax and Gross-up(12)	0	3,119,748	0	0
Total:	4,535,005	14,058,077	5,236,380	6,229,768

Footnotes:

(1)	Mr. Mooradian is not eligible for normal or early retirement because he is not yet 65 years old and he had not worked for Comerica for a minimum of 10 years as of December 29, 2006. With respect to the voluntary termination column, this table assumes the Compensation Committee approved acceleration of his restricted stock awards. Such acceleration would typically only be considered if the named executive officer signed a non-solicit and non-compete agreement. Restricted stock awards vest upon a change in control or termination due to disability or death. All amounts are equal to the fair market value of restricted shares held as of December 29, 2006 based on the closing stock price on that date.

(2)	The Change in Control Misc. Lump Sum is the sum of three times the executive’s annual base salary and three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change of control. The named executive officer would be entitled to this amount upon termination initiated by him for good reason or termination initiated by Comerica other than for cause, death or disability, following a change in control (“Change in Control Termination”). The base salary used for Mr. Mooradian was his 2006 salary of $582,000. Annual bonus for this purpose includes awards earned under the Management Incentive Plan for the annual and three year performance periods that are paid annually based on performance as described in the “Compensation Discussion and Analysis” section. For purposes of this computation, the highest annual bonus was $767,130, representing the one-year and the three-year performance periods ended December 31, 2005.

(3)	Management Incentive Plan payments assume that for retirement, disability or death as of December 29, 2006, the executive would receive the award earned for the one-year and the three-year performance periods ended December 31, 2006. Except as otherwise indicated, the named executive officer would be entitled to the amount in the Change in Control column upon a Change in Control Termination. Amounts in the Change in Control column assume the executive would receive a proportionate bonus based upon the highest annual bonus he earned during any of the last three fiscal years prior to the change in control. See footnote number 2 for information on the highest annual bonus. With respect to Management Incentive Plan payments at voluntary termination, if Mr. Mooradian had been eligible for early retirement (at least 55 years of age with at least 10 years of service) on December 29, 2006, he would also have been eligible to receive his awards for the one-year and the three-year performance periods ended December 31, 2006, consistent with treatment of other retirees.

(4)	Unvested stock options automatically accelerate upon a change in control.

(5)	Deferred Compensation amounts include the value of the executive’s deferred compensation account(s) as of December 29, 2006. At retirement, deferred compensation balances would be distributed in a lump sum or annual installments based on the participant’s distribution election(s). Termination for any reason other than retirement would trigger a lump sum distribution regardless of the participant’s distribution election.

(6)	Pension Plan and SERP amounts represent the present value of the benefits for different scenarios at December 29, 2006. Mr. Mooradian was not yet vested in the Pension Plan or SERP on that date and as such, no benefit information is provided.

(7)	See also the “Employment Contracts and Severance or Change in Control Agreements” section, above, for a discussion of the change in control employment agreement to which the named executive officer is a party. Upon a Change in Control Termination, the agreement provides for a payment equal to the excess of: (a) the retirement benefits the executive would receive under Comerica’s defined benefit pension and excess plans if he continued to receive service credit for three years after the date his employment was terminated, over (b) the retirement benefits he actually accrued under the plans as of the date of termination. Actuarial assumptions to calculate lump sums are based on the Pension Plan’s lump sum assumptions which currently use a 4.69% interest rate and mortality projections from the RR2001-62 Mortality Table.

(8)	Health and welfare benefits for Mr. Mooradian with respect to termination upon a change in control are equal to the monthly cost of coverage for medical, dental and vision coverage based on 2006 elections, if coverage was elected, for a period of 36 months. The benefits provided upon termination due to disability represent 29 months of company paid medical coverage, based on the 2006 election, consistent with the benefit provided to any employee who is terminated due to disability. Mr. Mooradian did not elect medical, dental or vision coverage in 2006.

(9)	The executive has not elected to receive any disability coverage not available to employees at large, so no number is indicated. However, senior officers, including the named executive officers, can opt to participate in coverage that provides a portable disability policy if they leave Comerica. For Mr. Mooradian, such policy has a $150,000 face value. Refer to the paragraph describing disability benefits toward the beginning of this “Potential Payments upon Termination or Change in Control” section.

(10)	Life insurance benefits reported in the Change in Control column represent the cost of the monthly premiums for a period of 36 months upon a Change in Control Termination, per the terms of the change in control employment agreement discussed in footnote 7. For Mr. Mooradian, this amount includes premiums for basic life. Life insurance benefits reported in the disability column include the monthly premiums for basic life insurance for a period of 29 months. This is a benefit provided to all employees who terminate due to disability. The life insurance benefit at death represents the total death benefit of basic, optional and other company paid life insurance.

(11)	Estimated expense for outplacement program upon a Change in Control Termination, per the change in control employment agreement referenced in footnote 7.

(12)	Excise tax and gross up payments upon a Change in Control Termination are calculated per the terms of the change in control employment agreement referenced in footnote 7. The agreement provides if any payment or benefit to the executive under the agreement or otherwise would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax.

The following table describes potential termination and change in control payments to Ms. Beck, Comerica’s Executive Vice President, under a variety of circumstances.

Mary Constance Beck
Executive Benefits and	Voluntary	Change in
Payments Upon Termination	Termination(1)	Control(3)	Disability	Death
Compensation:
Change in Control Misc. Lump Sum(2)	0	3,721,200	0	0
Management Incentive Plan(3)	0	680,400	614,250	614,250
Restricted Stock(1)	1,467,000	1,467,000	1,467,000	1,467,000
Stock Options (Accelerated and In-the-Money)(4)	0	199,678	0	0
Non-Qualified Deferred Compensation Plans(5)	1,307,016	1,307,016	1,307,016	1,307,016

Benefits and Perquisites:
Qualified Pension Plan(6)	0	0	0	0
Non-Qualified Supplemental Executive Retirement Plan (SERP)(7)	0	0	0	0
Change in Control Non-Qualified Pension Lump Sum(7)	0	904,215	0	0
Health and Welfare Benefits(8)	0	1,551	0
Disability Income(9)	0	0	0	0
Life Insurance Benefits(10)	0	12,924	10,411	1,000,000
Outplacement(11)	0	35,000	0	0
Excise Tax and Gross-up(12)	0	2,911,015	0	0
Total:	2,774,016	11,239,999	3,398,677	4,388,266

Footnotes:

(1)	Ms. Beck is not eligible for normal or early retirement because she is not yet 65 years old and she had not worked for Comerica for a minimum of 10 years as of December 29, 2006. With respect to the voluntary termination column, this table assumes the Compensation Committee approved acceleration of her restricted stock awards. Such acceleration would typically only be considered if the named executive officer signed a non-solicit and non-compete agreement. Restricted stock awards vest upon a change in control or termination due to disability or death. All amounts are equal to the fair market value of restricted shares held as of December 29, 2006 based on the closing stock price on that date.

(2)	The Change in Control Misc. Lump Sum is the sum of three times the executive’s annual base salary and three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change of control. The named executive officer would be entitled to this amount upon termination initiated by her for good reason or termination initiated by Comerica other than for cause, death or disability, following a change in control (“Change in Control Termination”). The base salary used for Ms. Beck was her 2006 salary of $560,000. Annual bonus for this purpose includes awards earned under the Management Incentive Plan for the annual and three year performance periods that are paid annually based on performance as described in the “Compensation Discussion and Analysis” section. For purposes of this computation, the highest annual bonus was $680,400, representing the one-year and the three-year performance periods ended December 31, 2005.

(3)	Management Incentive Plan payments assume that for retirement, disability or death as of December 29, 2006, the executive would receive the award earned for the one-year and the three-year the performance periods ended December 31, 2006. Except as otherwise indicated, the named executive officer would be entitled to the amount in the Change in Control column upon a Change in Control Termination. Amounts in the Change in Control column assume the executive would receive a proportionate bonus based upon the highest annual bonus she earned during any of the last three fiscal years prior to the change in control. See footnote number 2 for information on the highest annual bonus. With respect to Management Incentive Plan payments at voluntary termination, if Ms. Beck had been eligible for early retirement (at least 55 years of age with at least 10 years of service) on December 29, 2006, she would also have been eligible to receive her awards for the one-year and the three-year performance periods ended December 31, 2006, consistent with treatment of other retirees.

(4)	Unvested stock options automatically accelerate upon a change in control.

(5)	Deferred Compensation amounts include the value of the executive’s deferred compensation account(s) as of December 29, 2006. At retirement, deferred compensation balances would be distributed in a lump sum or annual installments based on the participant’s distribution election(s). Termination for any reason other than retirement would trigger a lump sum distribution regardless of the participant’s distribution election.

(6)	Pension Plan and SERP amounts represent the present value of the benefits for different scenarios at December 29, 2006. Ms. Beck was not yet vested in the Pension Plan or SERP on that date and as such, no benefit information is provided.

(7)	See also the “Employment Contracts and Severance or Change in Control Agreements” section, above, for a discussion of the change in control employment agreement to which the named executive officer is a party. Upon a Change in Control Termination, the agreement provides for a payment equal to the excess of: (a) the retirement benefits the executive would receive under Comerica’s defined benefit pension and excess plans if she continued to receive service credit for three years after the date her employment was terminated, over (b) the retirement benefits she actually accrued under the plans as of the date of termination. Actuarial assumptions to calculate lump sums are based on the Pension Plan’s lump sum assumptions which currently use a 4.69% interest rate and mortality projections from the RR2001-62 Mortality Table.

(8)	Health and welfare benefits for Ms. Beck with respect to termination upon a change in control are equal to the monthly cost of coverage for medical, dental and vision coverage based on 2006 elections, if coverage was elected, for a period of 36 months. The benefits provided upon termination due to disability represent 29 months of company paid medical coverage, based on the 2006 election, consistent with the benefit provided to any employee who is terminated due to disability. Ms. Beck did not elect medical coverage for 2006 but did elect dental and vision coverage.

(9)	The executive has not elected to receive any disability coverage not available to employees at large, so no number is indicated. However, senior officers, including the named executive officers, can opt to participate in coverage that provides a portable disability policy if they leave Comerica. For Ms. Beck, such policy has a $150,000 face value. Refer to the paragraph describing disability benefits toward the beginning of this “Potential Payments upon Termination or Change in Control” section.

(10)	Life insurance benefits reported in the Change in Control column represent the cost of the monthly premiums for a period of 36 months following a Change in Control Termination, per the terms of the change in control employment agreement discussed in footnote 7. For Ms. Beck, this amount includes premiums for basic life. Life insurance benefits reported in the disability column include the monthly premiums for basic life insurance for a period of 29 months. This is a benefit provided to all employees who terminate due to disability. The life insurance benefit at death represents the total death benefit of basic, optional and other company paid life insurance.

(11)	Estimated expense for outplacement program upon a change in Control Termination, per the change in control employment agreement referenced in footnote 7.

(12)	Excise tax and gross up payments upon a Change in Control Termination are calculated per the terms of the change in control employment agreement referenced in footnote 7. The agreement provides if any payment or benefit to the executive under the agreement or otherwise would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax.

Mr. Lewis, Comerica’s retired Vice Chairman, would not receive any compensation upon a change in control because his employment has already terminated. He received compensation in connection with his retirement pursuant to a Restrictive Covenants and General Release Agreement with Comerica dated March 13, 2006. The agreement provided that, until June 30, 2006, his date of retirement, Mr. Lewis continued to be paid and be eligible to participate in the benefit plans and programs of Comerica on the same basis as applied to him at the time he entered into the agreement. In connection with the agreement, Mr. Lewis executed a general release of claims in favor of Comerica and its affiliates and agreed to be bound by certain restrictive covenants (including two year non-competition and non-solicitation restrictions that will prohibit him from engaging in any business in competition with the businesses conducted by Comerica in Michigan, California, Texas, Arizona and Florida and from soliciting the customers and employees of Comerica) and received a lump sum payment of $1,057,800 on December 31, 2006. In addition, pursuant to the agreement, Comerica recommended to the Compensation Committee of its Board of Directors that it accelerate as of June 30, 2006 the vesting of 26,000 shares of restricted Comerica stock held by Mr. Lewis. The Compensation Committee subsequently approved the acceleration of the vesting of Mr. Lewis’ restricted Comerica stock. The value of the accelerated restricted stock was $1,351,740. The amounts payable to Mr. Lewis under the Comerica Incorporated Retirement Plan and the SERP are described in the Pension Benefits Table on Page 29 above.

DIRECTOR COMPENSATION

The Corporate Governance and Nominating Committee determines the form and amount of non-employee director compensation and makes a recommendation to the Board for final approval. In determining director compensation, the Corporate Governance and Nominating Committee considers the recommendations of Mr. Babb, as well as information provided by Hewitt Associates LLC (“Hewitt”), a nationally known compensation consulting firm utilized by the Corporate Governance and Nominating Committee to provide market analyses and consulting services on director compensation matters.

The table below illustrates the compensation structure for non-employee directors in 2006. Employee Directors receive no compensation for their Board service. In addition to the compensation described below, each Director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Element of Compensation	Annual Amount
Annual Retainer (cash)(1)	$40,000
Annual Committee Chair Retainer (cash)(2)	$7,500
Annual Facilitating Director Retainer (cash)	$7,500
Board or Committee Meeting Fees — per meeting (cash)	$1,500
Board Sponsored Training Seminar Fees — per seminar (cash)	$1,500
Restricted Stock Unit Award(3)	$60,000

Footnotes:

(1)	Prior to July 25, 2006 the annual retainer was $37,500. The annual retainer was changed to $40,000 effective July 25, 2006.

(2)	Additional annual retainer for the Chair of each committee with the exception of the Chair of the Audit Committee who receives a Committee Chair retainer in the amount of $10,000.

(3)	Comerica has an Incentive Plan for Non-Employee Directors, under which a total of 500,000 shares of common stock of Comerica can be issued as stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards. On July 25, 2006 each non-employee director received a grant of 1,059 shares of restricted stock units which was equal to the number shares of Comerica common stock having, in the aggregate, a fair market value of $60,000 at the close of the market on July 25, 2006. These restricted stock units vest one year after the date of the award, with vesting contingent on the participant’s continued service as a director of Comerica for a period of one year after the date of the award. Awards will be settled in common stock one year after the director’s service as a director of Comerica terminates.

The following table provides information on the compensation of Comerica’s directors who served at any point during the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION TABLE

					Change in Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash(9)	Awards(10)	Awards(11)	Compensation	Compensation	Compensation(14)	Total
Name(1)	($)	($)	($)	($)	Earnings(12)(13)	($)	($)

Lillian Bauder	89,583	57,708	—	—	—	—	147,291
James F. Cordes	88,083	57,708	—	—	—	—	145,791
Roger A. Cregg(2)	1,111	—	—	—	—	—	1,111
Peter D. Cummings	64,083	57,708	—	—	—	—	121,791
T. Kevin DeNicola(3)	1,111	—	—	—	—	—	1,111
J. Philip DiNapoli(4)	54,028	27,708	—	—	—	—	81,736
Anthony F. Earley, Jr.	62,583	57,708	—	—	—	—	120,291
Roger Fridholm(5)	53,583	27,708	—	—	—	—	81,291
Todd W. Herrick(6)	24,750	(19,792)	—	—	—	—	4,958
Alfred A. Piergallini	56,583	57,708	—	—	—	—	114,291
Robert S. Taubman	55,083	57,708	—	—	—	—	112,791
Reginald M. Turner, Jr.	77,583	57,708	—	—	—	—	135,291
William P. Vititoe	96,833	57,708	—	—	—	—	154,541
Patricia M. Wallington(7)	34,542	27,708	—	—	—	—	62,250
Gail L. Warden(8)	61,083	27,708	—	—	—	—	88,791
Kenneth L. Way	74,583	57,708	—	—	—	—	132,291

Footnotes:

(1)	Employee directors do not receive any compensation with respect to their service on the Board; accordingly, Ralph W. Babb, Jr. and Joseph J. Buttigieg, III are not included in this table.

(2)	Mr. Cregg joined the Board effective December 20, 2006. Accordingly, the only director compensation he received in 2006 was a prorated annual retainer fee in the amount of $1,111.

(3)	Mr. DeNicola joined the Board effective December 20, 2006. Accordingly, the only director compensation he received in 2006 was a prorated annual retainer fee in the amount of $1,111.

(4)	Mr. DiNapoli resigned from the Board effective August 26, 2006. Accordingly, his grant of 1,059 restricted stock units on July 25, 2006 (reflected in the Stock Awards column) was forfeited.

(5)	Mr. Fridholm resigned from the Board effective December 31, 2006. Accordingly, his grant of 1,059 restricted stock units on July 25, 2006 (reflected in the Stock Awards column) was forfeited.

(6)	Mr. Herrick resigned from the Board effective April 26, 2006. Accordingly, his grant of 786.68 restricted stock units granted August 4, 2005 was forfeited and he did not receive the 2006 grant, resulting in a negative value as reflected in the Stock Awards column.

(7)	Ms. Wallington resigned from the Board effective August 31, 2006. Accordingly, her grant of 1,059 restricted stock units on July 25, 2006 (reflected in the Stock Awards column) was forfeited.

(8)	Mr. Warden resigned from the Board effective December 31, 2006. Accordingly, his grant of 1,059 restricted stock units on July 25, 2006 (reflected in the Stock Awards column) was forfeited.

(9)	This column reports the amount of cash compensation earned in 2006 for Board and Committee service. Comerica pays the applicable retainer and meeting fees to each director on a quarterly basis. The annual retainer fee is paid prospectively at the beginning of each quarter for that quarter’s service. The annual Committee Chair retainer, annual Facilitating Director retainer and meeting fees are paid retrospectively at the beginning of each quarter for service and meetings attended in the prior quarter. As a result of this practice, fees paid in 2006 that were earned in the fourth quarter of 2005 are not included in the table. However, fees paid in 2007 that were earned in the fourth quarter of 2006 are included in the table.

(10)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock units granted in 2006 as well as prior fiscal years in accordance with SFAS 123R. Grants of restricted stock units include the right to receive dividend equivalents. The value of future dividend equivalents is included in the grant date fair value of the awards shown in the table. The 2006 expense associated with dividend equivalents for each of the non-employee directors who served on the board during 2006 is as follows: Dr. Bauder: $3,169; Mr. Cordes: $3,169; Mr. Cregg: $0; Mr. Cummings: $3,169; Mr. DeNicola: $0; Mr. DiNapoli: $2,961; Mr. Earley: $3,169; Mr. Fridholm: $2,961; Mr. Herrick: $658; Mr. Piergallini: $3,169; Mr. Taubman: $3,169; Mr. Turner: $2,381; Mr. Vititoe: $3,169; Ms. Wallington: $2,961; Mr. Warden: $2,961; and Mr. Way: $3,169. The aggregate number of restricted stock units, including dividend equivalents, outstanding as of December 31, 2006 for each of the non-employee directors who served on the board during 2006 is as follows: Dr. Bauder: 2,246 stock units; Mr. Cordes: 2,246 stock units; Mr. Cregg: 0 stock units; Mr. Cummings: 2,246 stock units; Mr. DeNicola: 0 stock units; Mr. DiNapoli: 1,176 stock units; Mr. Earley: 2,246 stock units; Mr. Fridholm: 1,176 stock units; Mr. Herrick: 349 stock units; Mr. Piergallini: 2,246 stock units; Mr. Taubman: 2,246 stock units; Mr. Turner: 1,897 stock units; Mr. Vititoe: 2,246 stock units; Ms. Wallington: 1,176 stock units; Mr. Warden: 1,176 stock units; and Mr. Way: 2,246 stock units.

(11)	Comerica has not granted stock options to directors since 2004. Comerica formerly had a stock option plan for non-employee directors under which a total of 375,000 shares of common stock could be issued as options. On the date of each Annual Meeting of Shareholders, Comerica granted each non-employee director an option to purchase 2,500 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option was granted. Comerica formerly had a stock option plan for non-employee directors of its affiliated banks (the “Bank Directors Option Plan”), under which a total of 450,000 shares of common stock of Comerica could be issued as options. Any current Comerica director who previously was a non-employee director of an affiliated bank received options under the Bank Directors’ Option Plan during the period that the non-employee director served on the board of the affiliated bank. Comerica terminated the Bank Directors’ Option Plan, as there currently are no non-employee directors on the boards of Comerica’s affiliated banks. Currently, stock options can be issued under Comerica’s Incentive Plan for Non-Employee Directors, though no options have been issued under that plan to date. The aggregate number of stock options outstanding as of December 31, 2006 for each of the non-employee directors who served on the board during 2006 is as follows: Dr. Bauder: 10,500 options; Mr. Cordes: 15,000 options; Mr. Cregg: no options; Mr. Cummings: 16,500 options; Mr. DeNicola: no options; Mr. DiNapoli: 16,500 options; Mr. Earley: 15,000 options; Mr. Fridholm: 16,500 options; Mr. Herrick: 16,500 options; Mr. Piergallini: 13,000 options; Mr. Taubman: 16,500 options; Mr. Turner: no options; Mr. Vititoe: 16,500 options; Ms. Wallington: 13,500 options; Mr. Warden: 16,500 options; and Mr. Way: 16,500 options.

(12)	Comerica allows non-employee directors to defer some or all of their annual retainer(s), as well as meeting or training fees, under two deferred compensation plans. Under the Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan, the compensation deferred earns a return based on the return of Comerica common stock and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in Comerica common stock. Under the Comerica Incorporated Non-Employee Director Fee Deferral Plan, the compensation deferred earns a return based on the return of various investment funds elected by the director and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in cash. None of the earnings are above-market or preferential, so no such amounts are shown in this column.

(13)	Until May 15, 1998, Comerica Incorporated and Comerica Bank, its wholly owned subsidiary, each had a retirement plan for non-employee directors who served at least five years on the Board. Benefit accruals under the plans were frozen on May 15, 1998, with no future benefit accruals to be made. Any non-employee director of either Comerica Incorporated or Comerica Bank as of May 15, 1998 who served at least five years on the Board, whether before or after that date, has vested benefits under the plans. Any director who became a non-employee director of either Comerica Incorporated or Comerica Bank on or after May 15, 1998, is not eligible to participate in the plans. However, non-employee directors who became members of the Board of Comerica Incorporated in the year 2000, but who were directors of Comerica Bank prior to May 15, 1998, are covered by the Comerica Bank retirement plan. Under the plans, Comerica Incorporated or Comerica Bank, as appropriate, accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of 120 months, on behalf of each eligible director. Benefits under the plans become payable when the director reaches age 65 or retires from the Board, whichever occurs later. Payments may commence prior to the director’s 65th birthday if he or she retires from the Board due to illness or disability. There is no survivor benefit. If a director passes away before all, or any, payments have been made, his or her beneficiary does not receive any payment. The maximum benefit payable is $20,000 per year for 10 years. Because benefit accruals froze on May 15, 1998, there was no change in the participants’ pension values in 2006. Directors who served in 2006 and who are covered by the retirement plans include: Dr. Bauder, Mr. Cordes, Mr. Cummings, Mr. DiNapoli, Mr. Fridholm, Mr. Herrick, Mr. Piergallini, Mr. Taubman, Mr. Vititoe, Mr. Warden and Mr. Way.

(14)	Comerica provides a $150,000 business travel, accident and felonious assault insurance benefit for each non-employee director and maintains directors’ and officers’ liability insurance policies with a total limit of $125 million.

For additional information regarding Comerica’s equity compensation plans, please refer to Note 15 on pages 92 through 94 of the Consolidated Financial Statements contained in Comerica’s Annual Report to Shareholders for the year ended December 31, 2006.

TRANSACTIONS OF EXECUTIVE OFFICERS WITH COMERICA

Some of the executive officers of Comerica, their related entities, and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 2006. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features.

For information on procedures and policies for reviewing transactions between Comerica and its executive officers, their immediate family members and entities with which they have a position or relationship, see “Director Independence and Transactions of Directors with Comerica.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica’s common stock. The following table provides the required information about the only shareholders known to Comerica to be the beneficial owner of more than 5% of Comerica’s common stock. Comerica relied solely on information of Barclays furnished in its most recently filed Schedule 13G, dated January 23, 2007, to report its information. In addition, Comerica relied solely on information of Pzena Investment Management furnished in its most recently filed Schedule 13G, dated February 13, 2007, to report its information.

Amount and Nature of Beneficial Ownership as of December 31, 2006

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class

Barclays Global Investors, NA,
and certain affiliates
45 Fremont St., 17th Floor
San Francisco, CA 94105	9,278,352(1)	5.83%

Pzena Investment Management, LLC
120 West 45th Street, 20th Floor
New York, New York 10036	8,440,360	5.31%

Footnote:

(1)	This number includes 4,757,133 shares Barclays Global Investors, NA beneficially owns as a bank; 3,850,759 shares Barclays Global Fund Advisors beneficially owns as an investment adviser; 493,313 shares Barclays Global Investors, LTD beneficially owns as a bank; 162,277 shares Barclays Global Investors Japan Trust and Banking Company Limited beneficially owns as a bank; and 14,870 shares Barclays Global Investors Japan Limited beneficially owns as an investment advisor.

PROPOSAL I SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS

Election of Directors.  Comerica’s Board of Directors is divided into three classes, with each class of directors elected to a three-year term of office. There are currently 13 directors, constituting the whole Board of Directors.

At each Annual Meeting of Shareholders, you elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on four candidates for the Class II Directors. Based on the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the current Class II Directors for election: Ralph W. Babb, Jr., James F. Cordes, Peter D. Cummings, William P. Vititoe and Kenneth L. Way. Each of the nominees has consented to his nomination and has agreed to serve as a director of Comerica, if elected.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Corporate Governance and Nominating Committee. If the Corporate Governance and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

In identifying potential candidates for nomination as directors, the Corporate Governance and Nominating Committee considers the specific qualities and skills of potential directors. Criteria for assessing nominees include a potential nominee’s ability to represent the long-term interests of Comerica’s four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional or educational organizations.

For those proposed director nominees who meet the minimum qualifications, the Corporate Governance and Nominating Committee then assesses the proposed nominee’s specific qualifications, evaluates his or her independence, and considers other factors, including skills, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties.

In addition, the bylaws require a nominee for election or reelection as a director of Comerica to complete a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made. All of the director nominees completed the required questionnaire.

A nominee also must make certain representations and agree that he or she (A) will abide by the requirements of Article III, Section 13 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, he or she will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of Comerica, with his or her fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica. All of the director nominees made the foregoing representations and agreements.

The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in Comerica’s bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with Comerica’s bylaws ensures that the Corporate Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors at an Annual Meeting of Comerica’s Shareholders. For the 2008 Annual Meeting of Shareholders, notice must be received by Comerica’s Corporate Secretary no later than the close of business on February 15, 2008 and no earlier than the close of business on January 16, 2008.

If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year’s Annual Meeting date (i.e., May 15, 2008), or if a special meeting of shareholders is called for the purpose of electing directors, Comerica must receive a shareholder’s notice no earlier than the close of business on the 120th day prior to the meeting date and no later than the close of business on the later of the 90th day prior to the meeting date or the 10th day following the day on which Comerica first made a public announcement of the meeting date, (and, in the case of a special meeting, of the nominees proposed by the Board of Directors to be elected at such meeting).

If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s Annual Meeting, then Comerica will consider a shareholder’s notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica receives a shareholder’s notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

Comerica also periodically uses a third-party search firm for the purpose and function of identifying potential director nominees.

Further information regarding the Board and these nominees begins directly below.

COMERICA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CANDIDATES FOR CLASS II DIRECTORS.

INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following section provides information as of April 11, 2007 about each nominee for election as a Class II Director and for each of the Class III and Class I Directors whose terms of office will continue after the Annual Meeting. The information provided includes the age of each director; the director’s principal occupation, employment and business experience during the past five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica; other public company or registered investment company directorships; and the year in which the nominee or incumbent director became a director of Comerica (except as noted in a separate footnote below).

NOMINEES FOR CLASS II DIRECTORS — TERMS EXPIRING IN 2010

Ralph W. Babb, Jr.                                                               Director since 2000(1)

Mr. Babb, 58, has been President and Chief Executive Officer (since January 2002), Chairman (since October 2002), Chief Financial Officer (June 1995 to April 2002) and Vice Chairman (March 1999 to January 2002) of Comerica Incorporated and Comerica Bank.

James F. Cordes                                                                  Director since 1984(2)

Mr. Cordes, 66, is retired. He was Executive Vice President of The Coastal Corporation, a diversified energy company, until March 1997. He was President of American Natural Resources Company, a diversified energy company, until March 1997. He is also a director of Northeast Utilities.

Peter D. Cummings                                                             Director since 1997(3)

Mr. Cummings, 59, has been Chairman of Ram Realty Services, a private real estate management and development company, since June 1991. He has been President of Southern Realty Group, Inc., a real estate investment company, since August 1978. He is also a real estate investor.

William P. Vititoe                                                                   Director since 1983(4)

Mr. Vititoe, 68, is retired. He was Chairman, President and Chief Executive Officer of Washington Energy Company, a diversified energy company, now Puget Sound Energy, Inc., a subsidiary of Puget Energy, Inc., from January 1994 to February 1997. He is also a Director of Cabot Oil & Gas Corporation.

Kenneth L. Way                                                                    Director since 1996(5)

Mr. Way, 67, is retired. He was Chairman from October 2000 to December 2002, and Chairman and Chief Executive Officer until September 2000, of Lear Corporation, a manufacturer of automotive components. He is also a director of CMS Energy Corporation and WESCO International Inc.

INCUMBENT CLASS III DIRECTORS — TERMS EXPIRING IN 2008

Joseph J. Buttigieg, III Director since 2000(6) Mr. Buttigieg, 61, has been Vice Chairman of Comerica Incorporated and Comerica Bank since March 1999.

Roger A. Cregg                                                                   Director since 2006

Mr. Cregg, 51, has been Executive Vice President of Pulte Homes, Inc., a national homebuilding company, since May 2003 and Chief Financial Officer of Pulte Homes, Inc. since January 1998. He served as Senior Vice President of Pulte Homes, Inc. from January 1998 to May 2003. He has been a director of the Federal Reserve Bank of Chicago, Detroit Branch, since January 2004 and served as Chair from January to December 2006.

T. Kevin DeNicola                                                                  Director since 2006

Mr. DeNicola, 52, has been Senior Vice President and Chief Financial Officer of Lyondell Chemical Company, a global manufacturer of basic chemicals, since June 2002. From March 1998 to June 2002, he was Vice President, Corporate Development for Lyondell Chemical Company. Mr. DeNicola also serves as Senior Vice President and Chief Financial Officer of Equistar Chemicals, LP and Millennium Chemicals Inc., both subsidiaries of Lyondell Chemical Company. Mr. DeNicola serves on the Partnership Governance Committee of Equistar Chemicals, LP and on the Board of Directors of Millennium Chemicals Inc.

Alfred A. Piergallini                                                               Director since 1991

Mr. Piergallini, 60, has been Chairman, President and Chief Executive Officer of Wisconsin Cheese Group, Inc., a manufacturer and marketer of ethnic and specialty cheeses, since January 2006. He has also been a consultant with Desert Trail Consulting, a marketing consulting organization, since January 2001. He was Chairman, President and Chief Executive Officer of Novartis Consumer Health Worldwide, a healthcare and infant nutrition company, from December 1999 to December 2001. He is also a director of Central Garden & Pet Company.

INCUMBENT CLASS I DIRECTORS — TERMS EXPIRING IN 2009

Lillian Bauder                                                                        Director since 1986(4)

Dr. Bauder, 67, is retired. She was Vice President of Masco Corporation, a consumer products and services provider, from January 2005 to December 2006. She was Vice President for Corporate Affairs of Masco Corporation from October 1996 to January 2005. In addition, Dr. Bauder was Chairman and President of Masco Corporation Foundation from January 2002 to January 2005. She was President of Masco Corporation Foundation from October 1996 to December 2001. She is also a director of DTE Energy Company.

Anthony F. Earley, Jr.                                                           Director since 1998(3)

Mr. Earley, 57, has been Chairman and Chief Executive Officer of DTE Energy Company, a diversified energy company, since August 1998. He is also a director of Masco Corporation and DTE Energy Company.

Robert S. Taubman                                                                Director since 1987(7)

Mr. Taubman, 53, has been Chairman of Taubman Centers, Inc., a real estate investment trust that owns, develops and operates regional shopping centers nationally, since December 2001 and has been President and Chief Executive Officer of Taubman Centers, Inc., since August 1992. He has been Chairman of The Taubman Company, a shopping center management company engaged in leasing, management and construction supervision, since December 2001 and has been President and Chief Executive Officer of The Taubman Company since September 1990. He is also a director of Sotheby’s Holdings, Inc. and Taubman Centers, Inc.

Reginald M. Turner, Jr. Director since 2005 Mr. Turner, 47, has been an attorney with Clark Hill PLC, a law firm, since April 2000.

Footnotes:

(1)	The year Mr. Babb became a director of Comerica Bank. Mr. Babb became a director of Comerica in 2001.

(2)	The year Mr. Cordes became a director of Manufacturer’s National Corporation. He became a director of Comerica in June 1992, when it merged with Manufacturer’s National Corporation.

(3)	The year the named individual became a director of Comerica Bank. This individual became a director of Comerica in 2000, at which time the named individual resigned as a director of Comerica Bank.

(4)	The year the named individual became a director of Comerica and Comerica Bank. The individual ceased serving as a director of Comerica in 1992 (but continued serving as a director of Comerica Bank), then began serving as a director of Comerica again in 2000, at which time the named individual ceased serving as a director of Comerica Bank.

(5)	The year Mr. Way became a director of Comerica Bank. Mr. Way ceased serving as a director of Comerica Bank in 1998, when he became a director of Comerica.

(6)	The year Mr. Buttigieg became a director of Comerica Bank. Mr. Buttigieg became a director of Comerica in 2002.

(7)	The year Mr. Taubman became a director of Manufacturer’s Bank, N.A. or its predecessors. He became a director of Comerica Bank in 1992, when it merged with Manufacturer’s Bank, N.A. He became a director of Comerica in 2000, at which time he resigned as a director of Comerica Bank.

COMMITTEES AND MEETINGS OF DIRECTORS

The Board has several committees, as set forth in the following table and described below. The names of the directors serving on the committees and the committee chairs are also set forth in the table. The current terms of the various committee members expire in May 2007.

COMMITTEE ASSIGNMENTS(1)(2)

Corporate
		Governance and	Qualified Legal
Audit(3)	Compensation	Nominating(3)	Compliance(3)	Enterprise Risk(4)

Bauder, Lillian Cordes, James F. Cregg, Roger(5) DeNicola, T. Kevin(6) Turner, Reginald M., Jr. Vititoe, William P.	Cummings, Peter D. Earley, Anthony F., Jr. Piergallini, Alfred A. Way, Kenneth L.	Bauder, Lillian Cummings, Peter D. Earley, Anthony F., Jr. Way, Kenneth L.	Bauder, Lillian Cordes, James F. Cregg, Roger(5) DeNicola, T. Kevin(6) Turner, Reginald M., Jr. Vititoe, William P	Buttigieg, Joseph J., III Cordes, James F Cregg, Roger(5) DeNicola, T. Kevin(6) Taubman, Robert S. Vititoe, William P.

Footnotes:

(1)	During 2006, the Board had one additional committee, the Public Responsibility Committee (comprised of Gail L. Warden as Chairman (until December 31, 2006, when he resigned), Roger Fridholm (until December 31, 2006, when he resigned), Robert S. Taubman and Reginald M. Turner, Jr.). That committee was terminated effective January 23, 2007. It met twice during 2006.

(2)	Chairperson names are in italics.

(3)	Mr. DiNapoli served as a member of the Audit Committee, the Corporate Governance and Nominating Committee and the Qualified Legal Compliance Committee until August 26, 2006, when he resigned.

(4)	Mr. Herrick and Ms. Wallington served as members of the Enterprise Risk Committee until April 26, 2006 and August 31, 2006, respectfully, when they resigned.

(5)	Mr. Cregg began serving on the Audit Committee, the Qualified Legal Compliance Committee and the Enterprise Risk Committee effective December 20, 2006, when he joined the Board.

(6)	Mr. DeNicola began serving on the Audit Committee and the Qualified Legal Compliance Committee on January 23, 2007. He began serving on the Enterprise Risk Committee effective December 20, 2006, when he joined the Board.

Audit Committee.  As provided in its Board-adopted written charter, this committee consists solely of members who are outside directors and who meet the independence and experience requirements of applicable rules of the New York Stock Exchange and the SEC with respect to audit committee members. This committee is responsible, among other things, for providing assistance to the Board by overseeing: (i) the integrity of Comerica’s financial statements; (ii) Comerica’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of Comerica’s internal audit function and independent auditors, including with respect to both bank and non-bank subsidiaries; and by preparing the “Audit Committee Report” found in this Proxy Statement. None of the members of the Audit Committee serve on the audit committees of more than three public companies. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of those independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” Although the SEC requires only one financial expert serve on the Audit Committee, the Board of Directors has determined that Comerica has three audit committee financial experts serving on the Audit Committee. These directors are Mr. Roger A. Cregg, Mr. T. Kevin DeNicola and Mr. William P. Vititoe. A current copy of the charter of the Audit Committee is also available to security holders on Comerica’s website at www.comerica.com as well as can be obtained by written request to the Corporate Secretary. The Audit Committee met 13 times and the Chair of the Audit Committee attended 1 special meeting of the Chair in 2006.

Compensation Committee.  This committee establishes Comerica’s executive compensation policies and programs, administers Comerica’s 401(k), stock, incentive, pension and deferral plans and monitors compliance with laws and regulations applicable to the documentation and administration of Comerica’s employee benefit plans, among other things. The Board of Directors has determined that all of the members of the Compensation Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” A current copy of the charter of the Compensation Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Compensation Committee met 4 times in 2006 and additionally took action by unanimous written consent once in 2006.

Corporate Governance and Nominating Committee.  This committee monitors the effectiveness of the Board and oversees corporate governance issues. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” A current copy of the charter of the Corporate Governance and Nominating Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Corporate Governance and Nominating Committee met 5 times in 2006.

Enterprise Risk Committee.  This committee oversees policies, procedures and practices relating to enterprise-wide risk and compliance with bank regulatory obligations. A current copy of the charter of the Enterprise Risk Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Enterprise Risk Committee met 4 times in 2006.

Qualified Legal Compliance Committee.  This committee assists the Board in promoting the best interests of Comerica by reviewing evidence of potential material violations of securities law or breaches of fiduciary duties or similar violations by Comerica or any officer, director, employee, or agent thereof, providing recommendations to address any such violations, and monitoring Comerica’s remedial efforts with respect to any such violations. The Board of Directors has determined that all of the members of the Qualified Legal Compliance Committee are independent, pursuant to independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” A current copy of the charter of the Qualified Legal Compliance Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Qualified Legal Compliance Committee met twice during 2006.

Board and Committee Meetings.  There were 6 regular meetings of the Board and 31 meetings of the various committees of the Board during 2006. All director nominees and all incumbent directors attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served. Comerica expects all of its directors to attend the Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. Fourteen of the 15 Board members on the date of the 2006 Annual Meeting attended that meeting.

NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD

The non-management directors meet at regularly scheduled executive sessions without management. Kenneth L. Way is the facilitating director at such sessions. During 2006, Anthony F. Earley, Jr. served as substitute facilitating director at one session when Mr. Way was unable to attend. Interested parties may communicate directly with Mr. Way or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226, Attn: Full Board of Directors. The Board of Director’s current practice is that the Secretary will relay all communications received to the facilitating director, in the case of communications to non-management directors, and to the Chairman of the Board, in the case of communications to the full Board.

DIRECTOR INDEPENDENCE AND
TRANSACTIONS OF DIRECTORS WITH COMERICA

Independence and Transactions of Directors

The Board of Directors has determined that all non-management directors, constituting 84.6% of the full Board of Directors of Comerica, are independent within the meaning of the listing standards of the New York Stock Exchange. To assist in making these determinations of independence, Comerica adopted categorical standards found in its Corporate Governance Guidelines, a current copy of which is available to security holders on Comerica’s website at www.comerica.com or by written request to the Corporate Secretary. The categorical standards are also included as Appendix I to this Proxy Statement.

In addition to the categorical standards, the Board of Directors, in making its determinations of independence, also reviewed certain relationships that multiple board members, or members of their immediate family, may have with the same charitable or civic organization, as well as certain other types of relationships that directors, or members of their immediate family, may have with Comerica, and determined that such relationships are not material. These relationships with Comerica include, among other things, lending relationships, other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) and other commercial or charitable relationships between Comerica and its subsidiaries, on the one hand, and an entity with which the director (or any of the director’s immediate family members, as defined in the categorical standards) is affiliated by reason of being a director, trustee, officer or person holding a comparable position or a significant shareholder thereof, on the other.

Loans and related commitments were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features.

The Board also considered the use of the same independent auditor by Comerica and companies employing its directors. It determined that such a relationship would not affect the independence of the director.

On the bases described above, the Board of Directors has affirmatively determined that the following directors meet the categorical standards for independence and that such directors have no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director: Lillian Bauder, James F. Cordes, Roger A. Cregg, Peter D. Cummings, T. Kevin DeNicola, Anthony F. Earley, Jr., Alfred A. Piergallini, Robert S. Taubman, Reginald M. Turner, Jr., William P. Vititoe, and Kenneth L. Way. The Board of Directors further determined that Ralph W. Babb, Jr. and Joseph J. Buttigieg, III are not independent because they are both employees of Comerica.

Review of Transactions with Related Persons

Comerica has procedures and policies for reviewing transactions between Comerica and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

Annually, each director and executive officer is required to complete a director, director nominee and executive officer questionnaire, and each non-management director is required to complete an independence certification. Both of these documents elicit information about related person transactions. The Corporate Governance and Nominating Committee and the Board of Directors annually review the transactions and relationships disclosed in the questionnaire and certification, prior to the Board of Directors making a formal determination regarding the directors’ independence. To assist them in their review, the Corporate Governance and Nominating Committee and the Board of Directors use the categorical standards found in Comerica’s Corporate Governance Guidelines, as discussed above.

In order to monitor transactions that occur between the annual review, the independence certification also obligates the directors to immediately notify Comerica’s Head of Legal Affairs in writing if they discover that any statement in the certification was untrue or incomplete when made, or if any statement in the certification becomes untrue or incomplete at any time in the future. Likewise, under the Code of Business Conduct and Ethics for Members of the Board of Directors, any situation that involves, or may involve, a conflict of interest with Comerica, should be promptly disclosed to the Chairman of the Board, who will consult with the Chair of the Corporate Governance and Nominating Committee.

Executive officers are bound by the Code of Business Conduct and Ethics for Employees and, in the case of the Chief Executive Officer and senior financial officers, by the Senior Financial Officer Code of Ethics.

The questionnaire, certification, Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors, Code of Business Conduct and Ethics for Employees and the Senior Financial Officer Code of Ethics are all in writing.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During 2006, Messrs. Cummings, Earley, Piergallini and Way served as members of the Compensation Committee. No such member of the Compensation Committee is, or was during 2006, an officer or employee of Comerica or any of its subsidiaries, nor was any such member formerly an officer of Comerica or any of its subsidiaries.

COMPENSATION OF DIRECTORS

For information on non-employee director fees, insurance and Comerica’s Incentive Plan for Non-Employee Directors, see “Director Compensation” on page 46.

Deferred Compensation Plans.  Comerica allows non-employee directors to defer some or all of their annual retainer(s), as well as meeting or training fees, under two deferred compensation plans. Under one plan, the compensation deferred earns a return based on the return of Comerica common stock and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in Comerica common stock. Under the other plan, the compensation deferred earns a return based on the return of various investment funds elected by the director and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in cash.

Stock Option Plan.  Comerica formerly had a stock option plan for non-employee directors under which a total of 375,000 shares of common stock could be issued as options. On the date of each Annual Meeting of Shareholders, Comerica granted each non-employee director an option to purchase 2,500 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option was granted.

Comerica also formerly had a stock option plan for non-employee directors of its affiliated banks (the “Bank Directors Option Plan”), under which a total of 450,000 shares of common stock of Comerica could be issued as options. Any current Comerica director who previously was a non-employee director of an affiliated bank received options under the Bank Directors’ Option Plan during the period that the non-employee director served on the board of the affiliated bank. Comerica terminated the Bank Directors’ Option Plan, as there currently are no non-employee directors on the boards of Comerica’s affiliated banks.

Retirement Plans for Directors.

Until May 15, 1998, Comerica and Comerica Bank, its wholly owned subsidiary, each had a retirement plan for non-employee directors who served at least five years on the Board. The plans terminated on May 15, 1998, and benefit accrual under the plans froze on the same date. Any non-employee director of either Comerica or Comerica Bank as of May 15, 1998 who served at least five years on the Board, whether before or after that date, has vested benefits under the plans. Any director who became a non-employee director of either Comerica or Comerica Bank on or after May 15, 1998, is not eligible to participate in the plans. However, non-employee directors who became members of the Board of Comerica in the year 2000, but who were directors of Comerica Bank prior to May 15, 1998, are covered by the Comerica Bank retirement plan.

Under the plans, Comerica or Comerica Bank, as appropriate, accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of 120 months, on behalf of each eligible director. Benefits under the plans become payable when the director reaches age 65 or retires from the Board, whichever occurs later. Payments may commence prior to the director’s 65th birthday if he or she retires from the Board due to illness or disability. There is no survivor benefit. If a director passes away before all, or any, payments have been made, his or her beneficiary does not receive any payment.

PROPOSAL II SUBMITTED FOR YOUR VOTE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of Comerica has selected Ernst & Young LLP (“Ernst & Young”), independent auditors, to audit our financial statements for the fiscal year ending December 31, 2007, and recommends that the shareholders vote for ratification of such appointment.

Ernst & Young has served as our independent auditors since 1992. As a matter of good corporate governance, the selection of Ernst & Young is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if Ernst & Young is ratified as independent auditors by the shareholders, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Comerica and its shareholders. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

COMERICA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE INDEPENDENT AUDITORS.

INDEPENDENT AUDITORS

Audit Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the audit of Comerica’s annual financial statements, the review of financial statements included in Comerica’s Forms 10-Q and 10-K and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for those years were: $1,876,288 for the year ended December 31, 2005 and $1,957,246 for the year ended December 31, 2006.

Audit-Related Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica’s financial statements were: $609,920 for the year ended December 31, 2005 and $512,206 for the year ended December 31, 2006. Audit-related fees consisted mainly of the audit of its former Munder Capital Management subsidiary, the audits of Comerica’s benefit plans, and the internal control (SAS 70 Report) for Comerica’s trust department and Munder Capital Management’s advisory practice. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

Tax Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning were: $420,990 for the year ended December 31, 2005 and $424,018 for the year ended December 31, 2006. Tax fees consisted mainly of Munder Capital Management subsidiary tax compliance, as well as consultation on various tax planning strategies for Comerica and its subsidiaries, IRS examinations and Form 1120. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

All Other Fees

Ernst & Young billed Comerica in 2006 in the aggregate $5,985 for fees for products and services other than those described in the previous three paragraphs. Those products and services consisted of subscription fees for on-line accounting and tax research tools. There were no aggregate fees billed to Comerica and its subsidiaries by Ernst & Young in 2005 for products and services, other than those described above.

Services for Investment Vehicles

In connection with the advisory, management, trustee and similar services that Comerica’s affiliates provide to mutual funds, collective funds and common trust funds, Comerica from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, Comerica typically uses a request-for-proposal process that has resulted in the selection of Ernst & Young, among other independent public accounting firms. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time-to-time, and Ernst & Young also receives fees from time to time from Comerica’s customers when acting on their behalf in connection with lending or other relationships between Comerica’s affiliates and their customers. Except in a few limited exceptions (described below with respect to the year ended December 31, 2005), the fees discussed in this paragraph are not included in the totals provided in the above paragraphs, as the fees are generally charged to the investment vehicle, customer or other applicable party.

Pre-Approval Policy

The Audit Committee has a policy to review, and, if such services are appropriate in the discretion of the Audit Committee, pre-approve (i) all auditing services to be provided by the independent auditor (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law) and (ii) all permitted1 non-audit services (including tax services) to be provided by the independent auditor, provided that pre-approval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to Comerica constitutes not more than 5% of the total amount of revenues paid by Comerica to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Comerica at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee has authorized its Chair to pre-approve such services between Audit Committee meetings. All of the services provided by Ernst & Young for the years ended December 31, 2005 and December 31, 2006 were approved by the Audit Committee under its pre-approval policy, except that for the year ended December 31, 2005, Comerica paid the fees for certain audit and non-audit services (totaling $35,200) that were provided by Ernst & Young to five common and collective trust funds without pre-approval. The common and collective trust funds are not consolidated with Comerica, and normally the fees for such services are charged to the trust funds, but in these five unusual situations, Comerica paid the fees. None of the services were prohibited services, and they were subsequently ratified by the Audit Committee. The Audit Committee determined that the provision of such services did not impact Ernst & Young’s independence.

Footnote:

[1]	For purposes of the foregoing, permitted non-audit services shall not, unless otherwise allowed under applicable laws, include: (i) bookkeeping or other services related to the accounting records or financial statements of Comerica; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Comerica’s financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the New York Stock Exchange and the SEC. In addition to its duties regarding oversight of Comerica’s financial reporting process, including as it relates to the integrity of the financial statements, the independent auditors’ qualifications and independence and the performance of the independent auditors and Comerica’s internal audit function, the Audit Committee also has sole authority to appoint or replace the independent auditors and is directly responsible for the compensation and oversight of the work of the independent auditors as provided in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed the audited financial statements included in Comerica’s Annual Report on Form 10-K with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.

Audit Committee discussions with the independent auditors included those required under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, Communication With Audit Committees, and Statement on Auditing Standards No. 90, Audit Committee Communications. Further, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board. The Audit Committee discussed with the independent auditors their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent auditors are compatible with maintaining the auditors’ independence. In addition, the Audit Committee reviewed with the independent auditors all critical accounting policies and practices to be used.

In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee

William P. Vititoe, Chairman
Lillian Bauder
James F. Cordes
Roger A. Cregg
T. Kevin DeNicola
Reginald M. Turner, Jr.

March 27, 2007

PROPOSAL III SUBMITTED FOR YOUR VOTE

SHAREHOLDER PROPOSAL FOR COMERICA TO PREPARE
A SUSTAINABILITY REPORT

The Board of Directors recommends that you vote “AGAINST” the shareholder proposal set forth below.

Comerica received a proposal from Walden Asset Management, whose address is One Beacon Street, Boston, Massachusetts 02108 (“Walden”). According to Walden, it holds at least 62,000 shares of Comerica’s common stock. Walden has indicated that it intends to move the following resolution at Comerica’s annual meeting of shareholders and has furnished the following statement in support of its proposal:

COMERICA INC. SUSTAINABILITY REPORT RESOLUTION

Whereas:

Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to generate incremental financial returns, be more stable in turbulent economic and political conditions, and enjoy long-term business success.

Mainstream financial companies are seeking tools to understand the links between sustainability performance and capital markets. According to research consultant Innovest, major investment firms including ABN-AMRO, Schroders, T. Rowe Price, and Legg Mason subscribe to information on companies’ social and environmental practices to help make investment decisions.

Sustainability refers to endeavors that meet present needs without impairing the ability of future generations to meet their own needs. It includes “encouraging long lasting social well being in communities where [companies] operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities, and non-governmental organizations), and responding to their specific and evolving needs, thereby securing a long-term ’license to operate,’ superior customer and employee loyalty, and ultimately superior financial returns.” (Dow Jones Sustainability Group)

Globally, approximately 1,500 companies produce reports on sustainability issues (Association of Chartered Certified Accountants, www.corporateregister.com), including more than half of the global Fortune 500 (KPMG International Survey of Corporate Responsibility Reporting 2005) and more than 50 banks (www.corporateregister.com).

Companies increasingly recognize that transparency and dialogue about sustainability are elements of business success. For example, Unilever’s Chairman stated in a 2003 speech, “So when we talk about corporate social responsibility, we don’t see it as something business “does” to society but as something that is fundamental to everything we do. Not just philanthropy or community investment, important though that is, but the impact of our operations and products as well as the interaction we have with the societies we serve.”

RESOLVED: Shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by September 1, 2007.

SUPPORTING STATEMENT

The report should include the company’s definition of sustainability, as well as a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability.

We recommend that Comerica use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“The Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights and labor communities. The Guidelines provide guidance on report content, including performance on direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility. The Guidelines provide a flexible reporting system that allows the omission of content that is not relevant to company operations. Over 800 companies use or consult the Guidelines for sustainability reporting, including 3M, Bank of America, Citigroup, Deutsche Bank, General Electric, United Technologies, and Wells Fargo.

Comerica’s Position Regarding the Shareholder Proposal

COMERICA’S BOARD OF DIRECTORS HAS CONSIDERED THE ABOVE PROPOSAL AND RECOMMENDS THAT ITS SHAREHOLDERS VOTE “AGAINST” THE PROPOSAL FOR THE FOLLOWING REASONS:

The Board does not believe that the Global Reporting Initiative-based sustainability report proposed above would represent a necessary or prudent use of the shareholders’ assets. Comerica is dedicated to good corporate citizenship, both environmentally and socially, and the Board believes that the report would be duplicative of many of our existing policies, initiatives and efforts. Providing it would deplete substantial human and financial resources without resulting in a meaningful additional benefit to our shareholders or employees.

Comerica was among the first U.S. banks to establish an environmental risk management program (in 1988). The bank’s Environmental Risk Management (ERM) Group is comprised of professionals with backgrounds in environmental science, environmental engineering, and geology/hydrogeology. These individuals have significant experience managing the environmental risks associated with Comerica’s core businesses. A particular strength and emphasis of Comerica’s commercial real estate lending businesses in recent years has been providing finance for the cleanup and redevelopment of brownfield sites. Comerica has financed numerous such projects in Michigan, California, and Texas over the past ten years and has thus contributed to both improved environmental quality and urban revitalization in many different communities.

Comerica is also a founding member of the Environmental Bankers Association and of the Southeast Michigan Sustainable Business Forum. Both of these organizations work to identify and promote the adoption of best practices for achieving environmental sustainability.

Comerica has a long history of working with many different stakeholder groups on environmental issues of concern to the community, and members of Comerica’s ERM team have served in leadership positions (typically, board or officer positions) in the following organizations and initiatives: The City of Detroit/Wayne County Roundtable on Sustainable Development, the Southeast Michigan Sustainable Business Forum, the Environmental Work Group of the Detroit Empowerment Zone Financial Institutions Consortium, the Washtenaw County Brownfield Redevelopment Authority, the Environmental Advisory Council of the Michigan Department of Environmental Quality, the California Environmental Redevelopment Fund, the Victor Institute for Responsible Land Development and Use, the Michigan Chapter of the National Brownfield Association, and the Michigan Department of Environmental Quality’s Part 201 (Environmental Remediation) Work Groups on Liability & Compliance and Brownfield Program Improvements.

While Comerica is committed to protection of the environment, we believe that the effort and resources required to collect and report all of the environmental information sought in a Global Reporting Initiative-based sustainability report is more justifiable for companies in energy- and raw material-intensive industries. Our business of providing financial services and products has a minimal direct impact on the environment as compared to such companies. Although Comerica does provide financial services to industries that may affect the environment, it encourages those industries to be environmentally responsible by complying with all applicable laws and regulations. However, we do not believe it should be the place of a financial services provider to publish sustainability information on customers.

In addition, Comerica has many policies and practices designed to ensure that it conduct its operations in a manner that provides a safe and healthy workplace. Comerica’s Code of Business Conduct and Ethics for Employees discusses Comerica’s commitment to providing all employees with a workplace free of conduct that may be considered harassing, abusive or offensive, as well as Comerica’s commitment to equal opportunity and diversity.

Comerica works hard to be a good corporate citizen. Comerica has been, and will continue to be, committed to upholding and abiding by all laws and regulations that govern its operations, wherever it operates.

The Board of Directors believes that preparing the proposed sustainability report would not be in the best interests of Comerica or its shareholders. Comerica is already undertaking many initiatives to create sustainability in its communities, as described above. Preparing the proposed report would be expensive, time-consuming and unduly burdensome. Comerica’s corporate resources can be put to more productive use.

COMERICA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.

ANNUAL REPORT TO SHAREHOLDERS

Comerica mailed the 2006 Annual Report to Shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 2006, to you in March 2007. You should not regard the 2006 Annual Report as proxy soliciting material.

OTHER MATTERS

The Board is not aware of any other matter to be presented at the Annual Meeting. The Board does not currently intend to submit any additional matters for a vote at the Annual Meeting, and no shareholder has provided the required notice of the shareholder’s intention to propose any other matter at the Annual Meeting. However, under Comerica’s bylaws, the Board may, without notice, properly submit additional matters for a vote at the Annual Meeting. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

By Order of the Board of Directors

Jon W. Bilstrom
Executive Vice President — Governance,
Regulatory Relations and Legal Affairs,
and Corporate Secretary

April 11, 2007

APPENDIX I

EXCERPT FROM COMERICA INCORPORATED
2007 CORPORATE GOVERNANCE GUIDELINES

Categorical Standards Relating to Independence

To be considered “independent,” the Board must affirmatively determine by resolution that a Director has no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a Director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following categorical standards relating to Director Independence:

A.	In no event will a Director be considered “independent” if, currently or within the preceding three years[1]: (i) the Director is or was employed by Comerica (for purposes of these categorical standards, the term “Comerica” shall include Comerica Incorporated and its direct and indirect subsidiaries)[2]; (ii) an immediate family member[3] of the Director is or was employed by Comerica as an executive officer; (iii) the Director is or was employed by or affiliated with a present or former internal or external auditor of Comerica; (iv) any of the Director’s immediate family is or was affiliated with, or employed in a professional capacity by, a present or former internal or external auditor of Comerica; (v) the Director or an immediate family member of the Director is or was employed as an executive officer of another company if any of Comerica’s present executives serves or served on that company’s compensation committee; (vi) the Director, or any of his or her immediate family, receives or received more than $100,000 per year in direct compensation from Comerica, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (vii) the Director is an executive officer or an employee, or any of the Director’s immediate family is an executive officer, of another company (other than a charitable organization) that makes payments to or receives payments from Comerica for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

B.	Subject to the limitations in Section (A) above, the following relationships shall not be considered to be material relationships that would impair a Director’s Independence:

(1)	ordinary lending relationships with the Director or any of the Director’s related interests, as defined in the Federal Reserve Board’s Regulation O (“related interests”), if: (i) in each such case, the extension of credit was made in the ordinary course of business and is on substantially the same terms as those with non-affiliated persons; (ii) in each such case, the extension of credit has been made in compliance with applicable law, including the Federal Reserve Board’s Regulation O, if applicable; (iii) in each such case, no material event of default has occurred under the extension of credit; (iv) the aggregate amount of the extensions of credit to the Director and all of his or her related interests does not exceed 1% of Comerica’s consolidated assets; and (v) in each such case, the borrower represents to Comerica as follows: (a) if the borrower is a company or other entity, that a

1 In order to facilitate a smooth transition to these standards, until November 4, 2004, this reference to “the preceding three years” shall mean “the preceding one year.” From and after November 4, 2004, it shall mean “the preceding three years.”
2 Notwithstanding this requirement, employment as an interim Chairman or CEO shall not disqualify a Director from being considered independent following that employment.
3 For purposes of these Categorical Standards Relating to Independence, “immediate family” or “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; however, it does not mean individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

I-1

termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of the borrower; or (b) if the borrower is an individual, that a termination of the extension of credit would not be reasonably be expected to have a material and adverse effect on the financial condition of the borrower;

(2)	other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and any entity that employees (i) a Director, (ii) a Director’s spouse or (iii) any child of a Director who is residing in the Director’s home, if the annual sales to, or purchases from, such entity constitute less than 1% of Comerica’s consolidated gross revenues or constitute less than 1% of such entity’s consolidated gross revenues; and

(3)	a Director of Comerica serving as an executive officer of a not-for-profit organization, if the discretionary charitable contributions made to the organization in any given year by Comerica and the Comerica Charitable Foundation, in the aggregate (exclusive of any employee contributions), are less than 5% (or $1,000,000, whichever is greater) of that organization’s consolidated gross revenues.

Audit Committee Standards Relating to Independence

In addition to the categorical standards applying to independence generally, Audit Committee members, to be considered independent, may not, other than in their capacity as a member of the Audit Committee, the Board, or any other Board Committee (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from Comerica or any of its subsidiaries, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Comerica (so long as such compensation is not contingent in any way on continued service)4; or (ii) be an affiliated person of Comerica or one or more of its subsidiaries if he or she directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Comerica or any of its subsidiaries.5

4 The “indirect” acceptance by an Audit Committee member of any consulting, advisory or other compensatory fee would include acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity (i) in which such member is a partner, member, executive officer or other officer such as a managing director occupying a comparable position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity), and (ii) which provides accounting, consulting, legal, investment banking or financial advisory services to Comerica or any subsidiary of Comerica.
5 Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person will be deemed not to be in control of a specified person if the person: (1) is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified persons; and (2) is not an executive officer of the specified person.

I-2

Location of Comerica Incorporated
2007 Annual Meeting of Shareholders

Nasher Sculpture Center
2001 Flora Street, Dallas, Texas 75201
214-242-5100

The Nasher Sculpture Center is in the Dallas Arts District, between Olive and
Harwood, one block south of Woodall Rodgers, adjacent to the Dallas Museum of Art.

Complimentary valet parking is available at the Nasher Sculpture Center’s main entrance on Flora Street.

Briefcases, purses and other bags brought to the meeting may be subject to inspection at the door.

PLEASE VOTE BY TELEPHONE OR THE INTERNET.
PLEASE READ THE INSTRUCTIONS BELOW.

Comerica encourages you to take advantage of the following convenient ways to vote your shares for matters to be covered at the 2007 Annual Meeting of Shareholders. Please take the opportunity to use one of the two voting methods outlined below to cast your ballot. These methods are easy to use and save Comerica postage and other expenses.

VOTE BY PHONE: 1-800-560-1965

•	Use any touch-tone telephone to vote your proxy.

•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

•	Follow the simple instructions the system provides you.

•	You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is noon (Central Time), May 14, 2007. For shares held in Comerica’s employee benefit plans, the deadline is noon (Central Time), May 13, 2007.

(OR)

VOTE BY THE INTERNET: http://www.eproxy.com/cma/

•	Use the Internet to vote your proxy.

•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you access the web site.

•	Follow the simple instructions to obtain your records and create an electronic ballot.

•	You may log on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is noon (Central Time), May 14, 2007. For shares held in Comerica’s employee benefit plans, the deadline is noon (Central Time), May 13, 2007.

If you vote by phone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING BY PHONE OR THE INTERNET

Important Notice Regarding Delivery of Security Holder Documents

The Securities and Exchange Commission adopted rules that allow Comerica Incorporated (“Comerica”) to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable, to any household at which two or more shareholders reside who share the same last name or whom Comerica reasonably believes to be members of the same family. This procedure is referred to as “Householding.” The Delaware General Corporation Law also allows Householding of notices to shareholders.

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of Comerica’s annual report, notice of annual or special meeting of shareholders, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable. We will include with the Householded materials for our annual meeting a separate proxy card for each registered shareholder at your address. Householding may not apply with respect to accounts under certain of Comerica’s employee benefit plans.

If you object to Householding, or if you wish to revoke your consent to Householding in the future, call Wells Fargo Shareowner Services, our Stock Transfer Agent, at 1-877-602-7615. You will need to enter your account number and Comerica number 114.

If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. Comerica intends to Household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household, as well as the cost to Comerica of preparing and mailing duplicate materials.

COMERICA INCORPORATED
2007 ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 15, 2007
9:30 a.m.
Nasher Sculpture Center
2001 Flora Street
Dallas, Texas

If you consented to access your proxy information electronically, you may view it by going to the following website on the Internet: http://www.comerica.com. Click on “Investor Relations,” then on “Investor’s Overview.”

If you would like to access the proxy information electronically in the future rather than receive paper copies in the mail, please visit www.econsent.com/cma/ and follow the instructions.

proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints Jon W. Bilstrom and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 16, 2007, at the annual meeting of shareholders to be held on May 15, 2007, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans.

COMERICA INCORPORATED
2007 ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2007
9:30 a.m.
See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 14, 2007. For shares held in Comerica’s employee benefit plans, the deadline is 12:00 p.m. (CT) on May 13, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/cma/ — QUICK *** EASY *** IMMEDIATE
•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 14, 2007. For shares held in Comerica’s employee benefit plans, the deadline is 12:00 p.m. (CT) on May 13, 2007.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Comerica Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors recommends a vote FOR all of the listed nominees.

Election of Directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Ralph W. Babb, Jr.	☐	☐	☐	4. William P. Vititoe	☐	☐	☐

2. James F. Cordes	☐	☐	☐	5. Kenneth L. Way	☐	☐	☐

3. Peter D. Cummings	☐	☐	☐
ò Please fold here ò
The Board of Directors recommends a vote FOR the following ratification.

6. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors	☐ For	☐ Against	☐ Abstain
The Board of Directors recommends a vote AGAINST the following shareholder proposal.

7. Shareholder Proposal — Preparation of a Sustainability Report	☐ For	☐ Against	☐ Abstain
IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL OF THE LISTED DIRECTOR NOMINEES, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS AND AGAINST THE SHAREHOLDER PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.